    As filed with the Securities and Exchange Commission on September 7, 2001
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------


                                JAGNOTES.COM INC.
             (Exact name of registrant as specified in its charter)


                   Nevada                             88-0380456
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)           Identification Number)


                                JagNotes.com Inc.
                         6865 SW 18th Street, Suite B13
                              Boca Raton, FL 33433
                                 (561) 393-0605
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   -----------

                               Thomas J. Mazzarisi
                            Executive Vice President
                                JagNotes.com Inc.
                         6865 SW 18th Street, Suite B13
                              Boca Raton, FL 33433
                               Tel: (561) 393-0605
                               Fax: (561) 393-6018
                       (Name, address, including zip code,
                  and telephone number, including area code, of
                          agent for service of process)
                                   -----------


Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                                  CALCULATION OF REGISTRATION FEE
---------------------------------- ------------------- ---------------------- -------------------- -------------------
                                                         Proposed Maximum      Proposed Maximum
     Title of Each Class of           Amount to be      Offering Price Per    Aggregate Offering       Amount of
   Securities to be Registered         Registered              Unit                  Price          Registration Fee
---------------------------------- ------------------- ---------------------- -------------------- -------------------
Common Stock, $.00001 par value...      65,750,000(1)               0.058(2)        $3,813,500(2)             $954.00
---------------------------------- ------------------- ---------------------- -------------------- -------------------

---------------------------------- ------------------- ---------------------- -------------------- -------------------

(1) The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, such additional number of shares of the registrant's common stock that may become issuable as a result of any stock split, stock dividend or similar event. We have registered 60,000,000 shares based on a good faith estimate of the maximum amount that may be sold pursuant to an equity line purchase agreement.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the closing price of the Common Stock reported on the OTC Bulletin Board on September 5, 2001.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2001

                                65,750,000 Shares

                                JagNotes.com Inc.

                                  Common Stock

                                 ---------------

         This prospectus relates to the resale of up to 65,750,000 shares of our common stock.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act in connection with the resale under this prospectus of up to 60,000,000 shares it may receive pursuant to an equity line purchase agreement entered into with us on August 17, 2001. Accordingly, the 5% discount on the purchase of the common stock to be received by Cornell Capital pursuant to such agreement will be an underwriting discount under the Securities Act.

         Our common stock is traded on the Nasdaq OTC Bulletin Board under the symbol "JNOT." On August 31, 2001, the closing bid price of our common stock as reported on the Nasdaq OTC Bulletin Board was $0.07.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         The shares of common stock offered hereby involve a high degree of risk. See "Risk Factors" commencing on page 8 hereof.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is September __, 2001

                                TABLE OF CONTENTS

                                                                          PAGE

SUMMARY......................................................................3
RISK FACTORS.................................................................8
USE OF PROCEEDS.............................................................19
SELECTED FINANCIAL DATA.....................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION................................21
THE COMPANY.................................................................38
MANAGEMENT AND EXECUTIVE COMPENSATION.......................................48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............55
SELLING STOCKHOLDERS........................................................56
PLAN OF DISTRIBUTION........................................................57
DESCRIPTION OF SECURITIES...................................................61
LEGAL MATTERS...............................................................62
EXPERTS.....................................................................62
OTHER INFORMATION...........................................................63

                                     SUMMARY

         This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.

         Throughout this prospectus, when we refer to (i) "JagNotes" or when we speak of ourselves generally, we are referring collectively to JagNotes.com Inc. and its subsidiary unless the context indicates otherwise or as otherwise noted and (ii) "Cornell Capital" we are referring to Cornell Capital Partners, L.P., a selling stockholder offering shares covered by this prospectus.

         JagNotes is a servicemark of JagNotes.com Inc.


                                   The Company

         JagNotes is an Internet-based provider of financial and investment information. At our web site, www.jagnotes.com, our subscribers can access timely financial information, reports and commentary as well as "JagNotes," a daily early-morning investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. While our target market in the past has been primarily limited to institutional investors, we are now, through the Internet, targeting retail subscribers in an effort to expand our subscriber base.

         A detailed description of our business strategy is provided under the heading "The Company" below.

         Our address is 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, and our telephone number is 561-393-0605.

                                  The Offering

         The shares covered by this prospectus which are being offered by the selling stockholder consist of:

                  up to 60,000,000 shares of common stock that Cornell Capital may purchase from us pursuant to an equity line purchase agreement,

                  up to 1,500,000 shares of common stock issued to Cornell Capital as a fee in connection with the equity line purchase agreement,

                  up to 1,000,000 shares issuable to our President and Chief Executive Officer, Gary Valinoti, upon exercise of stock option,

                  up to 1,000,000 shares issuable to our Executive Vice President and Chief Operating Officer, Stephen J. Schoepfer, upon exercise of a stock option,

                  up to 1,000,000 shares issuable to our Executive Vice President and General Counsel, Thomas J. Mazzarisi, upon exercise of a stock option,

                  up to 750,000 shares issuable to M.S. Farrell & Co., Inc. upon exercise of a stock purchase warrant, and up to 500,000 shares issuable to Strategic Growth International, Inc., upon exercise of a stock option.

Equity Line.

         Under our equity line purchase agreement with Cornell Capital, we are entitled to periodically cause Cornell Capital to purchase shares of our common stock The following is a summary of the terms and conditions of that agreement:

MATERIAL TERMS:

Effective Date:            The date on which a registration statement covering
                           the shares issuable under the equity line is declared effective by the SEC

Term: The term of the equity line commences on the effective date and expires on the earliest to occur of: (a) the date on which Cornell Capital shall have paid an aggregate of $10,000,000 for shares under the equity line, (b) the date the equity line purchase agreement is terminated in accordance with its terms, or (c) the date occurring 36 months after the effective date. We may terminate the equity line purchase agreement in our sole discretion by providing 5 days' prior notice to Cornell Capital at any time on or after the 90th day anniversary of the effective date without any liability to Cornell Capital.

Investment Amount:         Cornell Capital has committed to purchase up to
                           $10,000,000 of our common stock over the Term after an effective registration of the shares. The timing and amount of the purchases shall be at our discretion subject to certain conditions. There shall be two closing dates for each put exercised by us under the agreement. The investment amount shall be determined at the first closing of a put and shall be equal to 150% of the Average Daily Volume multiplied by the Purchase Price. Notwithstanding this formula, during the first 12 months following the Effective Date, the amount of each advance, net of any cash fees payable to Cornell Capital or its counsel pursuant to the terms of the agreement, must be no less than $50,000 per put, it being understood that during such 12-month period we shall have monthly access to a minimum of $100,000 funding from Cornell Capital, net of any cash fees payable under the agreement.

Securities:                JagNotes common stock, par value $0.00001 per share
                           issued in private placement pursuant to Regulation D under the Securities Act of 1933, as amended.

Valuation Period:          The period of 5 trading days commencing on (a) the
                           Put Date, in connection with the first closing of a put or (b) the first closing date of a put, in connection with the second closing of a put.

Market Price:              The lowest closing bid price of our common stock over
                           the applicable Valuation Period.

Purchase Price:            The Purchase Price shall be set at 95% of the Market
                           Price. The Purchase Price shall be calculated at each closing.

Put Shares:                The number of Put Shares issuable to Cornell Capital
                           at each closing shall be equal to the quotient of the Investment Amount divided by the Purchase Price.

Average Daily Volume:      Average Daily Volume means the sum of the daily
                           trading volume of our common stock during the 40 trading days preceding the Put Date divided by 40.

Put Date:                  Date on which Cornell Capital receives a put notice
                           from us.

Put Restrictions:          There will be a minimum of 10 trading days between
                           puts. No put will be made until after an effective registration of the shares.

Legal Fees:                We have agreed to pay for $5,000 in legal expenses of
                           Cornell Capital associated with the proposed transaction.

Closing Date:              The first business day following the applicable
                           Valuation Period.

Cancellation of
Warrants:                  As a condition to entering into the equity line,
                           Cornell Capital caused certain of its principals to surrender for cancellation outstanding warrants, dated July 21, 2000, to purchase an aggregate of 690,000 shares of our common stock.

Investor's Fee:            1,500,000 shares of our common stock delivered upon
                           signing of the equity line purchase agreement.
                           Cornell Capital has piggyback registration rights with respect to such shares. In addition, Cornell
                           Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received from Cornell Capital in connection with each put.

Registration Rights/
Security:                  We have agreed to file a registration statement with
                           the SEC covering the shares issuable to Cornell
                           Capital under the equity line no later than September
                           17, 2001 and to use our best efforts to have such registration statement declared effective no later than November 15, 2001.

CONDITIONS TO CLOSING:

Performance by
JagNotes:                  We shall have performed, satisfied and complied with
                           all covenants, agreements and conditions required by the transaction documents.

Registration Statement:    The registration statement shall have been declared
                           effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to any closing date.

Stock Purchase Warrant.

         Pursuant to a consulting agreement, dated as of March 15, 2000, we issued a stock purchase warrant to M.S. Farrell & Co., Inc. to acquire an aggregate of 750,000 shares of our common stock in exchange for investment banking services which have been and shall continue to be provided to us by this consultant. The stock purchase warrant is for a five-year term and is exercisable at a price of $6.00 per share.

Stock Options.

         Pursuant to amended and restated employment agreements between us and our senior executives, each dated August 31, 2001, we granted stock options to purchase 1,000,000 shares of our common stock at $0.02 per share to each of Gary Valinoti, our President and Chief Executive Officer, Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer, and Thomas J. Mazzarisi, our Executive Vice President and General Counsel, as compensation for services to be rendered under such contracts. The various options granted to the above executives pursuant to their original employment agreements, which gave each executive the right to purchase 900,000 shares of our common stock at an exercise price of $0.25 per share, have been cancelled.

                             Summary Financial Data


         The consolidated statement of operations data for the years ended July 31, 2000 and 1999 and the consolidated balance sheet data as of July 31, 2000 have been derived from the Company's audited consolidated financial statements which are included elsewhere in this prospectus. The consolidated statement of operations data for the nine months ended April 30, 2001 and 2000 and the consolidated balance sheet data as of April 30, 2001 have been derived from the Company's unaudited condensed financial statements, prepared, in management's opinion, on the same basis as the audited financial statements. In management's opinion, this unaudited consolidated financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.

                    Consolidated Statement of Operations Data

                                                     Fiscal year ended                       Nine months Ended
                                                          July 31,                               April 30,
                                            ----------------------------------      ----------------------------------
                                                  2000                1999                2001                2000
                                            ---------------     ---------------     ---------------     ---------------
Subscription revenues                       $     1,042,033     $       800,716     $       743,833     $       831,375
Net loss                                    $   (16,663,658)    $    (1,028,292)    $   (15,367,975)    $    (9,628,790)
Basic net loss per share                    $         (1.18)    $          (.11)    $          (.89)    $          (.68)
Basic weighted average common
shares outstanding                               14,166,218           9,237,693          17,354,565          14,217,666

                         Consolidated Balance Sheet Data

                                                   Fiscal year ended
                                                     July 31, 2000      April 30, 2001
                                                    ---------------     ---------------
                                                                           (unaudited)
Total assets                                        $     4,263,339     $     1,293,560
Total liabilities                                   $     2,340,213     $       361,516
Stockholders' equity                                $     1,923,126     $       932,044

                                  RISK FACTORS

                  An investment in our company involves a high degree of risk. You should carefully consider the risks below, together with the other information contained in this report, before you decide to invest in our company. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our common stock could decline, and you could lose all or part of your investment.

                          Risks Related to Our Business

We have a history of losses, anticipate losses for the foreseeable future and may never achieve profitability.

         As of July 31, 2000 we had incurred losses to date of approximately $17,874,000. In addition, in the succeeding nine months we incurred additional losses of approximately $15,368,000. We may never achieve profitability. We have made, and will continue to make, very significant expenditures well before our revenues increase sufficiently to cover these additional costs. We are not able to estimate when, if ever, our revenues will increase sufficiently to cover these costs. Internet users have only been attracted to subscription sites in limited areas. Our subscription revenues have recently fluctuated but are below the level of a year ago. We will continue to incur significant losses for the foreseeable future and cannot assure you that our revenue will grow in the future or that additional financing will be made available to us. Recently, many dot-com companies have found it difficult to raise funds, and a number of such companies have gone bankrupt. If we require additional funding and do not obtain it, we may be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our common stock.


We will require additional funds to meet our cash operating expenses

         We will require more capital to meet our current operating expenses. Since February 1, 2001, our former webcast subsidiary, Financial Broadband Network, Inc., has shared facilities and administrative costs with us, helping to reduce such costs by as much as 90%. Financial Broadband Network has a limited operating history and has never achieved profitability. If Financial Broadband Network is unsuccessful in achieving profitability and as a result is no longer able to provide these services to us, our costs would increase and our business could suffer.

         We cannot guarantee that we will be able to obtain additional financing as we need it. When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our common stock.

We will require additional funds to achieve our current business strategy.

         We will require more capital to achieve our current business strategy. As we require additional funds to sustain our operations as well as the expansion of our business we will have to seek additional equity or other financing. Such financing is very difficult to achieve under current market conditions and may not be available. Even if it is, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

         We cannot guarantee that we will be able to obtain additional financing as we need it. When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our common stock.

We recently have been forced to discontinue various commentators and curtail certain services which may cause us to lose subscribers.

         In order to attempt to reduce costs to a level commensurate with our subscription revenues, we have been forced to discontinue various well known commentators and curtail our international and other expansion plans. Accordingly, we run the risk that existing and potential subscribers may not find the site valuable.

We rely on relationships with third parties for necessary administrative services that may not continue in the future.

         We have entered into a short-term services agreement with our former webcast subsidiary, Financial Broadband Network, Inc., for shared facilities and administrative services which help reduce our costs. In addition to providing us with office space at its Chelsea studio location in New York City, Financial Broadband Network also provides technical support for our web site as well as bookkeeping, telephone and fax services. Financial Broadband Network has a limited operating history and has never achieved profitability. If Financial Broadband Network is unsuccessful in achieving profitability and as a result is no longer able to provide these services to us, our costs would increase and our business could suffer.

We may not be able to adequately expand our subscriber base because many of our competitors offer free financial information.

         We must expand our subscriber base to be successful. Our subscriber base has grown more slowly than anticipated. Although our subscription revenues have recently fluctuated but are below the level they were at a year ago. Although we are still attempting to expand our subscriber base, our efforts may be ineffective, our competitors may be more successful than we are in attracting customers, or the number of Internet users seeking or willing to pay for financial information may not increase or may decrease. Any of these would adversely affect us. Moreover, many of our competitors offer financial information for free and are likely to continue to do so at an increasing rate. Our current and potential subscribers may be unwilling to pay for our service if they feel they can receive comparable information for free. Because there is currently limited potential for Internet banner advertising revenues, if we cannot expand our subscriber base, we will have little, if any, financial success.

Many of our commentators may have competing web sites.

         Most of our commentators have their own web sites on which they provide financial information. Specifically, Elaine Garzarelli, James Canton and Mark Leibovit all currently have competing web sites, and most of the commentators offer free financial information and commentary on their web sites. If current or potential future subscribers were to turn to these sites for financial information in lieu of jagnotes.com, our business and financial condition could be adversely affected.

We may not be successful at building brand awareness or building strategic relationships.

         Our growth and success depends in part on our ability to build awareness of the JagNotes name. The JagNotes name has only limited recognition within the financial community and little if any recognition among the general public. We do not allocate any of our working capital to marketing and advertising but rather rely solely upon strategic alliances to increase our name recognition. Our ability to build our subscriber base, offer new services or otherwise expand the business will be limited if we cannot increase that name recognition. We cannot guarantee that we will be successful in doing so.

We may experience difficulties in developing new and enhanced services and features for our web site.

         We believe that our web site will be more attractive to subscribers if we introduce additional or enhanced services in the future in order to retain our current users and attract new users. Our first attempt to introduce streaming audio and video was not financially successful and the business was sold. We are considering various new enhanced services for our web site, subject to adequate financing being available.

         If we introduce enhanced service that is not favorably received, our current users may not continue using our service as frequently. New users could also choose a competitive service over ours.

         We may also experience difficulties that could delay or prevent us from introducing new enhanced services. Such difficulties may include the lack of financing to implement or continue new services. We may also encounter technological problems in enhancing our web sites. We may need to modify significantly the design of these services on our web sites. Our business could be adversely affected if we experience difficulties in introducing or maintaining new services, if these new services are not accepted by users or if their cost exceeds the revenue they generate.

We may not successfully attract or manage strategic alliances.

         We currently intend to evaluate strategic alliances, partnerships or joint ventures, as a means of acquiring additional sources of content, distribution and investment. Pursuing such transactions will entail a number of risks and difficulties. We compete with a wide variety of information providers and there may be competition for content providers, distribution channels and funding. We can offer no guarantee that we will be able to locate suitable candidates for alliances or risk sharing partners. If we are able to do so, we will require a high level of managerial skill to successfully evaluate and implement these transactions. We have little experience in evaluating and implementing transactions of this type, and we cannot guarantee that we will be able to successfully pursue this strategy.


We may have to defend against intellectual property infringement claims and libel and defamation claims, which may cause significant operational expenditures.

         Parties may assert claims against us that we have violated a patent or infringed a copyright, trademark or other proprietary right belonging to them. Parties could also bring libel, defamation or similar claims based on the content published on our web sites. Much of the content on our web sites comes from third parties, so to protect ourselves against such claims, our license agreements with third party content providers generally require that the content providers defend, indemnify and hold us harmless with respect to any claim by a third party that the licensed content they have provided infringes on any proprietary right. While we endeavor to have commentators defend, indemnify and hold us harmless with respect to any third party claim for libel or defamation in connection with our commentators' work product, commentators do not often agree to provide us with such protection. Even where we are successful in making commentators agree to provide us such protections, we cannot assure you that these measures will be adequate to protect us from such claims. Any such claims, whether meritorious or not, could result in the expenditure of significant financial and managerial resources on our part, which could materially adversely affect our business, results of operations and financial condition.

Failure to maintain our reputation for trustworthiness may reduce the number of our users, which may harm our business.

         It is very important that we maintain our reputation as a trustworthy provider of financial news and commentary. The occurrence of events, including our misreporting a news story or the non-disclosure of stock ownership by one or more of our commentators, could harm our reputation for trustworthiness. These events could result in a significant reduction in the number of our readers, which could materially adversely affect our business, results of operations and financial condition.

We depend on key people in management and operations.

         We depend on our president's and other key employees' contacts within the professional financial community for certain information that we provide to our subscribers. Accordingly, our success will be largely dependent on our ability to retain our president and other key personnel. We may also need to attract and retain additional qualified managers, officers and other key personnel in the future in order to successfully manage our planned growth. We cannot guarantee that we will be able to do so. If we lose the services of any of our key personnel or are unable to attract, hire, train and retain qualified officers, managers and operating, marketing and financial personnel, our business, and your investment, could be adversely affected.

We may face difficulties concerning continued availability of our sources of information for certain products.

         Certain products that we offer through our site, including JAGNotes and the Rumor Room, rely on information from independent third party sources. We do not maintain written agreements with these sources to provide this information, so we cannot guarantee that any of these sources will continue to provide the information necessary to maintain these products on our site. If information from these sources is altered, curtailed or discontinued this could adversely affect the viability of these products. This, in turn, could decrease the demand for our site or otherwise materially adversely affect our business.

                          Risks Related to Our Industry

Our business is dependent on the continued public interest in the stock market.

         The recent volatility of the stock market has generated unprecedented public interest in the stock market and trading. Our success as retail financial information providers depends upon the continued maintenance or growth of this interest. The recent downturn in the stock market may be responsible for an overall decrease in subscription revenues since the end of our second fiscal quarter. It is not clear what impact the recent downturn in the stock market will ultimately have on our business. A number of factors that are out of our control could lead to a stagnate or depressed stock market which would likely decrease the public's interest in stock trading and financial information. If this were to happen, it is likely that we would lose a significant percentage of our then current and potential subscriber base.

Our stock - and technology and Internet stocks generally - have been and may continue to be volatile.

         The market for our stock has been and is likely to continue to be highly volatile and subject to wide price and volume fluctuations. These variations are the result of many factors, most of which are beyond our control. Furthermore, Internet and technology related stocks generally have been subject to wide fluctuations in price and volume that often appear to be unrelated to the operating success of these companies. The volatility of the stock market in recent months has made it difficult for many dot-com companies to raise funds, and a number of companies have gone bankrupt. Such volatility can present risks for investors. Moreover, such volatility often leads to securities litigation brought by investors who are seeking to recoup losses resulting from rapid and significant drops in price and/or volume. While we are not aware of any pending or threatened suit or basis therefor, such suits are costly and we could be adversely affected if such a suit were brought against us.

We are in an intensely competitive business with low barriers to entry.

         Our web site's primary competitors provide financial news, commentary and analysis on the Internet such as Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com. Providing financial information and analysis over the Internet is a relatively new business, but it is already intensely competitive. An increasing number of web-based financial information providers are competing for subscribers, customers, advertisers, content providers, analysts, commentators and staff, and we continue to face competition from traditional news and information sources including television and print. We expect competition from both sources to intensify and increase in the future. Many such competitors have substantially greater financial and other resources than we have.

         Our major competitors include:

      o Online financial news and information providers including Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com;

      o Internet portals and search engines such as America Online, MSN and Yahoo;

      o Traditional media sources such as The Wall Street Journal, The Financial Times, Barrons, CNNfn, and CNBC, all of whom also have an Internet presence;

      o  Webcasts of financial news, including Yahoo Finance Vision and WebFN;

      o Terminal-based financial news providers including Bloomberg, Reuters and Dow Jones; and

      o  Online brokerage firms such as E*Trade, Charles Schwab or CSFB Direct.

         Most of our current and potential competitors have greater name recognition, financial, technical and marketing resources, and more extensive customer bases than we do, all of which could be leveraged to gain market share to our detriment.

         The barriers to entry into our business are relatively low - i.e., it is not difficult for new competitors to enter the market. Much of the information we provide is publicly available and we do not have any patented or otherwise protected technologies that would preclude or inhibit competitors from entering our markets. Our current and future competitors may develop or offer services that have significant price, substantive, creative or other advantages over the services we provide. If they do so and we are unable to respond satisfactorily, our business and financial condition will likely be adversely affected.

System slowdowns or failures could hurt our business.

         In order for our business to be successful, we must provide consistently fast and reliable access to our web sites. Slowdowns, breakdowns or failures in our computer and communication systems, or of the Internet generally, are often beyond our control and could jeopardize access to our site at any time. In addition, heavy traffic on our site or on the Internet generally could severely slow access to, and the performance of, our site. Repeated system slowdowns will likely impair our ability to service and maintain our existing subscriber base and attract new subscribers. Failures of or damage to our computer or communications systems could render us unable to operate our site or even our business for extended periods of time.

We may not be able to adequately protect ourselves against security risks.

         All Internet businesses are subject to electronic and computer security risks. We have taken steps to protect ourselves from unauthorized access to our systems and use of our site, but we cannot guarantee that these measures will be effective. If our security measures are ineffective, unauthorized parties could alter, misappropriate, or otherwise disrupt our service or information. If such unauthorized parties were able to access certain of our, or our customers', proprietary information, including subscribers' credit card numbers, we would face significant unexpected costs and a risk of material loss, either of which could adversely affect our business.

                     Risks Related to Our Capital Structure

A large percentage of our stock is owned by relatively few people, including officers and directors.

         As of August 31, 2001, our named executive officers and directors beneficially owned or controlled a total of approximately 6,590,500 shares, or approximately 33.5% of our outstanding common stock. Taking into account shares issuable pursuant to our equity line purchase agreement with Cornell Capital, we estimate that Cornell Capital Partners, L.P. could beneficially own up to 61,500,000 shares, or more than three times the currently outstanding shares of our common stock.

The market for our stock is limited.

         Our stock is traded on the Nasdaq OTC Bulletin Board. Trading activity since that time has fluctuated and at times been limited. We cannot guarantee that a consistently active trading market for our stock will continue, especially while we remain on the OTC Bulletin Board.

Shareholders may experience significant dilution from our sale of shares to Cornell Capital Partners, L.P.

         As the market price for our common stock decreases, the number of shares which may be sold to Cornell Capital Partners, L.P. pursuant to our equity line purchase agreement will increase. If we were to require Cornell Capital to purchase our shares at a time when our stock price is depressed, our existing shareholders' interest in our company will be significantly reduced. This prospectus covers 60,000,000 shares for sale to Cornell Capital pursuant to the equity line purchase agreement and 1,500,000 shares which have been issued to Cornell Capital as an investor's fee in connection with such agreement. If we determine to sell Cornell Capital more than a total of 60,000,000 shares under the equity line purchase agreement, we would need to file an additional registration statement. Shareholders will experience significant dilution if, as the result of a declining market price of JagNotes common stock, we are forced to sell most or all of these shares to Cornell Capital. In addition, if Cornell Capital is unable to resell the shares we issue to it under the equity line, Cornell Capital could obtain a controlling interest in JagNotes.

The resale by Cornell Capital Partners, L.P. of our shares may lower the market price of our common stock

         The resale by Cornell Capital Partners, L.P. of the common stock that it purchases from us will increase the number of our publicly traded shares, which could lower the market price of our common stock. Moreover, the shares that we sell to Cornell Capital will be available for immediate resale. There are no contractual restrictions on the ability of Cornell Capital to offer shares under this prospectus. If we continue to exercise our put right under the equity line purchase agreement every 10 trading days and Cornell Capital continues to immediately resell such shares, our market price could decrease significantly and you could experience significant dilution. In addition, the mere prospect of this transaction could by itself lower the market price for our common stock.

We may not be able to obtain payment from Cornell Capital Partners, L.P.

         As discussed below in the section "Plan of Distribution" Cornell Capital Partners, L.P.'s obligation to purchase our shares under the equity line purchase agreement is dependent upon various conditions being satisfied. If these conditions are not satisfied, we cannot require Cornell Capital to purchase our shares. Since the obligation of Cornell Capital to complete its purchase is not secured or guaranteed, if Cornell Capital does not have available funds at the time it is required to make a purchase or if Cornell Capital otherwise refuses to honor its obligation to us, we may not be able to force it to do so.

We may not receive all of the proceeds that we anticipate from our agreement with Cornell Capital Partners, L.P.

         Our equity line purchase agreement requires Cornell Capital Partners, L.P. to purchase up to $10,000,000 of our shares, as we elect from time to time. We are registering 60,000,000 shares under this prospectus to sell to Cornell Capital under such agreement. Since the price at which we will sell our shares to Cornell Capital is at a 5% discount to the average market price of our common stock, if our closing stock price is less than $.18 per share on the day prior to the date of sale, we will receive gross proceeds of less than $10,000,000, unless we determine to file an additional registration statement. In addition, depending on the trading volume and market price of our shares, we may not be able to raise funds through the sale of shares to Cornell Capital as fast as we would like or as much as we would like. For additional information concerning our agreement with Cornell Capital, see "Plan of Distribution."

Investors will be relying on our management's judgment regarding the use of proceeds from this offering

         Our management will have broad discretion with respect to the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these proceeds. We intend to use the funds from this offering to provide general working capital for JagNotes, including working capital which might be required by any new subsidiaries we may establish.

                    NOTE REGARDING FORWARD LOOKING STATEMENTS


         Some of the statements in this prospectus are forward-looking statements within the meaning of the federal securities laws. Generally, forward-looking statements can be identified by the use of terms like "may," "will," "expect," "anticipate," "plan," "hope" and similar words, although this is not a complete list and some forward-looking statements may be expressed differently. Our discussions relating to our liquidity and capital resources, our subscription and advertising revenues, our business strategy, our competition, and the future of the Internet, among others, contain such statements. Our actual results may differ materially from those contained in our forward-looking statements for a variety of reasons including those expressly set forth under "Risk Factors" or as otherwise detailed from time to time in our filings with the SEC.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the resale of our common stock by the selling stockholders. However, we will receive proceeds from our sale of common stock to Cornell Capital under the equity line purchase agreement. We could receive proceeds of up to $10,000,000 under the equity line purchase agreement with Cornell Capital, before payment of any fees. We cannot assure you that we will require Cornell Capital to purchase any of our common stock pursuant to the equity line purchase agreement.

         We plan to use the net proceeds received, if any, from (i) the sale of common stock to Cornell Capital under the equity line purchase agreement, (ii) the exercise of stock options by Messrs. Valinoti, Schoepfer and Mazzarisi, and
(iii) the exercise of a stock purchase warrant by M.S. Farrell & Co., Inc. for the funding of operating losses and for general corporate purposes, including the implementation of our business plan.

                             SELECTED FINANCIAL DATA

         The consolidated statement of operations data for the years ended July 31, 2000 and 1999 and the consolidated balance sheet data as of July 31, 2000 have been derived from the Company's audited consolidated financial statements which are included elsewhere in this prospectus. The consolidated statement of operations data for the nine months ended April 30, 2001 and 2000 and the consolidated balance sheet data as of April 30, 2001 have been derived from the Company's unaudited condensed financial statements, prepared, in management's opinion, on the same basis as the audited financial statements. In management's opinion, this unaudited consolidated financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.


                    Consolidated Statement of Operations Data

                                                     Fiscal year ended                       Nine months Ended
                                                          July 31,                               April 30,
                                            -----------------------------------     -----------------------------------
                                                  2000                1999                2001                2000
                                            ---------------     ---------------     ---------------     ---------------
Subscription revenues                       $     1,042,033     $       800,716     $       743,833     $       831,375
Net loss                                    $   (16,663,658)    $    (1,028,292)    $   (15,367,975)    $    (9,628,790)
Basic net loss per share                    $         (1.18)    $          (.11)    $          (.89)    $          (.68)
Basic weighted average common
shares outstanding                               14,166,218           9,237,693          17,354,565          14,217,666


                         Consolidated Balance Sheet Data

                                          Fiscal year ended     April 30, 2001
                                             July 31, 2000       (unaudited)
                                            ---------------     ---------------
Total assets                                $     4,263,339     $     1,293,560
Total liabilities                           $     2,340,213     $       361,516
Stockholders' equity                        $     1,923,126     $       932,044

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

                              RESULTS OF OPERATIONS

Year ended July 31, 2000 as compared to the year ended July 31, 1999

Subscription revenue:

         Subscription revenue is derived from annual, semi-annual, quarterly and monthly subscriptions relating to our product "JAGNotes". JAGNotes is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades, and analyst coverage changes from various investment banks and brokerage houses. Until May 1999, JAGNotes was faxed to a limited audience of financial professionals at an average monthly charge of $150. During the year ended July 31, 1999 and continuing through the year ended July 31, 2000 we were in the process of completing the development of our web site and changing our focus to also include the retail investor. While revenues for the year ended July 31, 1999 showed a decline as a result of our change in focus, revenues for the year ended July 31, 2000 increased by 30% or approximately $241,000 from approximately $801,000 to approximately $1,042,000. The increase in revenues is attributable to an increase in the average number of subscribers from the equivalent of approximately 12,000 retail subscriptions at July 31, 1999 to approximately 13,000 at July 31, 2000 which is mainly the result of new retail subscriptions to our web sites and recently instituted distribution agreements with several other web sites. While there can be no guarantee of future increases, we would expect revenues to continue to increase in the future as a result of our becoming increasingly better known through our webcasting effort as well as the continuing effect of our distribution agreements. Subsequent to July 31, 2000 we launched our webcasting or real time streaming video programming through our web site. We expect that this additional service will eventually provide for an increase in revenues in the form of advertising income.

Cost of Revenues:

         Cost of revenues includes the cost to transmit the product over the telephone and fax lines, on-line service charges for our web site, costs in connection with the development and maintenance of the web site and payments to commentators for their reports that are posted on the web sites. During the year ended July 31, 2000 cost of revenues increased by approximately $7,911,000 to approximately $8,540,000 from approximately $629,000.

         The primary cause of this increase is the introduction of the on-line services and the cost of the commentators who write reports for our web site. The major components of this increase are:

         o An increase of approximately $4,622,000 in non-cash charges for the amortization of unearned compensation associated with the issuance of common stock and stock options to the commentators for services from approximately $271,000 during the year ended July 31, 1999 to approximately $4,893,000 during the year ended July 31, 2000.

         o An increase of approximately $1,993,000 of cash payments to the commentators from approximately $113,000 during the year ended July 31, 1999 to approximately $2,106,000 during the year ended July 31, 2000 and;

         o Approximately $1,145,000 expensed in connection with the on-line services and the development and maintenance of our web sites during the year ended July 31, 2000 including approximately $407,000 expensed in connection with the write off of capitalized software costs for our original web site. Such costs increased approximately $1,060,000 from approximately $85,000 during the year ended July 31, 1999.

         The balance of the increase is attributable to an overall increase in the number of telephone and fax lines. It is our intention to continue to attract additional commentators and experts for our new webcasting efforts as well as the subscription portion of our web sites. In addition, we expect to incur considerable costs in connection with the launch and operation of our webcast.

         Accordingly, in periods subsequent to July 31, 2000 the cost of revenues will continue to grow by a substantial amount.

Selling expense:

         Selling expenses consist primarily of advertising and other promotion expenses. During the year ended July 31, 2000 selling expenses increased approximately $1,573,000 from approximately $292,000 to approximately $1,865,000. The major components of this increase are:

         o Approximately $670,000 expensed in connection with the production and airing of an infomercial.

         o Approximately $502,000 for business travel expended in connection with exploring opportunities for web sites in other countries. Such costs increased approximately $419,000 from approximately $83,000 for the year ended July 31, 1999.

         The remainder of the increase is attributed to an overall increase in advertising and promotional costs incurred in connection with promoting our web sites.

General and administrative expenses:

         General and administrative expenses consist primarily of compensation and benefits for the officers, other compensation, occupancy costs, professional fees and other office expenses. General and administrative expenses increased approximately $4,659,000 during the year ended July 31, 2000 from approximately $895,000 to approximately $5,554,000. The increase in general administrative expenses is primarily attributable to the following:

         o An approximate $1,271,00 increase in professional fees for the year ended July 31, 2000 from approximately $201,000 to approximately $1,472,000. The increase in professional fees results from attorneys' fees relating to general corporate matters such as reviewing and negotiating contracts with consultants and other parties and establishing our foreign operations, as well as outside accounting and attorneys' fees in connection with various filings with the SEC.

         o An approximate $1,176,000 increase in salaries to officers and office staff for the year ended July 31, 2000 from approximately $431,000 to approximately $1,607,000 The increase in salaries results from additional personnel needed in order to properly support the expansion of our business.

         o For the year ended July 31, 1999 rent expense was immaterial. Rent expense for the year ended July 31, 2000 was approximately $766,000. The increase is associated with the growing space required to support additional staff and locations as we continue to change our focus and attempt to increase our subscriber base. This expense is expected to increase materially in the future in light of studio costs for producing the new webcast.

         o An approximate $958,000 non cash charge incurred during the year ended July 31, 2000 for amortization of unearned compensation associated with the issuance of common stock options and warrants to investment banking advisors and other parties exploring business expansion opportunities. The remainder of the increase is attributable to general office expenditures as a result of adding new locations and staff.

Operating loss:

         As a result of the above, we incurred an operating loss of approximately $14,953,000 for the year ended July 31, 2000 as compared to an operating loss of approximately $1,015,000 for the year ended July 31, 1999.

Interest expense:

         As more thoroughly discussed within liquidity and capital resources below, On June 12, 2000 we sold a $2,500,000 convertible debenture to CALP II Limited Partnership ("CALP II") that bears interest at 8% and matures in June 2003.

         As additional consideration in connection with the sale of the CALP II Convertible Debenture, we also issued a warrant to CALP II for the purchase of 428,571 shares of our common stock at $1.75 per share that is exercisable through June 12, 2005. We also issued warrants for the purchase of 275,000 shares of our common stock at $2.00 per share that are exercisable through June 12, 2005 as consideration for legal and other professional services received in connection with the sale of the CALP II Convertible Debenture. We valued the warrant issued to CALP II at $934,285 and the warrants issued for legal and other professional services at $599,500 based on estimated fair values determined by using the Black-Scholes option-pricing model method pursuant to the provisions of SFAS 123. Accordingly, we initially increased additional paid-in capital by $1,533,785 for the fair value of the all of the warrants and reduced the carrying value of the CALP II Convertible Debenture by $934,285 for the debt discount attributable to the fair value of the warrant issued to CALP II and increased deferred financing costs by $599,500 for the fair value of the warrants issued for services.

         The fair value of our common stock on June 12, 2000 was $2.25 per share which exceeded the conversion price for the CALP II Convertible Debenture. Pursuant to interpretations issued by the staff of the Securities and Exchange Commission, such excess constitutes a beneficial conversion feature or right for which the value is measured by the difference between the aggregate conversion price and the fair value of the common stock into which the securities are convertible, multiplied by the number of shares into which the securities are convertible. Accordingly, the beneficial conversion rights attributable to the issuance of the CALP II Convertible Debenture had a fair value of approximately $1,794,000, which equaled the excess of the aggregate proceeds CALP II would have received if CALP II had converted the CALP II Convertible Debenture and sold the 1,908,397 shares of common stock (the amount of shares that would have been received if conversion occurred on June 12, 2000) for approximately $4,294,000 based on the fair market value of $2.25 per share on June 12, 2000. Since the CALP II Convertible Debenture became convertible upon issuance, we recorded a charge of $1,794,000 to interest expense for the beneficial conversion rights and a corresponding increase in additional paid-in capital.

          Accordingly, interest expense of $1,895,000 for the year ended July 31, 2000 consists of the following components:

         o Approximately $25,000 of accrued interest for the period from June 12, 2000 through July 31, 2000.

         o Approximately $39,000 of interest expense associated with the amortization of debt discount.

         o Approximately $37,000 of interest expense associated with the amortization of deferred financing costs.

         o Approximately $1,794,000 of interest expense related to the effects of beneficial conversion rights.

Nine months ended April 30, 2001 as compared to the nine months ended April 30, 2000

Subscription revenue:

         Subscription revenue is derived from annual, semi-annual, quarterly and monthly subscriptions relating to our product " JAGNotes." JAGNotes is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades, and analyst coverage changes from various investment banks and brokerage houses. Until May 1999, JAGNotes was faxed to a limited audience of financial professionals at an average monthly charge of $150. During the year ended July 31, 1999 and continuing through the nine months ended April 30, 2001 we were in the process of changing our focus to also include the retail investor by providing a variety of investment information including, but not limited to, the JAGNotes report through our web site. During the nine months ended April 30, 2001 subscription revenues decreased as compared to the nine months ended April 30, 2000 with total subscription revenues for the comparable periods of approximately $744,000 and $832,000, respectively. The decrease in our revenues can be attributed to two factors as follows: (i) during the nine month period ended April 30, 2000 we had an infomercial airing on television that provided us with a large temporary increase in subscribers, and
(ii) as more fully described below, during the latter part of fiscal year ended July 31, 2000 and continuing through the first six months of fiscal year ended July 31, 2001, we focused much of our efforts on the establishment of our real time streaming video programming through our web site.

         As explained in previous filings, it was originally our intention to increase subscription revenues through international expansion and increased awareness of U.S. web site. In addition, with the establishment of JAGfn Broadband LLC. ("JAGfn") effective August 1, 2000 we focused much of our efforts on the establishment of our webcasting or real time streaming video programming through our web site. It was our hope that this additional service would provide our primary source of revenues in the form of advertising income on a going forward basis and that subscription income would be ancillary to our operations as a whole. During the six months ended January 31, 2001, we halted all of our international expansion plans, and had not received advertising income in connection with our real time streaming video programming. Accordingly, as more fully explained in the section entitled liquidity and capital resources below, we sold our interests in JAGfn effective February 1, 2001.

Cost of revenues:

         Cost of revenues includes the cost to transmit our product over the telephone and fax lines, on-line service charges for our web site, costs in connection with the development and maintenance of our web site, payments to commentators and employees for their reports that are posted on our web site and broadcasted on our webcast and salaries associated with the production of our webcast. During the nine months ended April 30, 2001 cost of revenues increased by approximately $929,000 to approximately $6,960,000 from approximately $6,031,000 during the nine months ended April 30, 2000.

         The primary causes for this increase were as follows:

         o An increase of approximately $2,488,000 for additional salaries incurred during the nine months ended April 30, 2001. Such additional salaries were incurred in connection with the production of the webcast. We paid cash for these expenses of approximately $2,182,000 and incurred approximately $306,000 of charges related to the amortization of unearned compensation, a non-cash charge.

         o A decrease of approximately $1,175,000 in costs for our commentators and consultants associated with our web site from approximately $5,124,000 during the nine months ended April 30, 2000 to approximately $3,949,000 during the nine months ended April 30, 2001. Such amounts included cash consideration of $1,265,000 and $1,774,000 and non-cash charges related to the amortization of unearned compensation of $2,684,000 and $3,350,000 during the nine months ended April 30, 2001 and 2000 respectively. Included in the cash and non-cash charges during the nine months ended April 30, 2001 were charges of $350,000 and $1,139,000, respectively, associated with the halting of our international expansion plans. The decrease in such costs is largely attributable to the expiration of consulting agreements entered into during fiscal year ended July 31, 2000 that were not renewed. In addition, we were relieved of substantially all of our obligations under consulting agreements as part of the sale of JAGfn effective February 1, 2001.

         o A decrease in costs associated with the development and maintenance of our web site of approximately $350,000 from approximately $705,000 during the nine months ended April 30, 2000 to approximately $355,000 during the nine months ended April 30, 2001. The decrease results from the fact that during the nine months ended April 30, 2000 we began the process of re-designing our web site in anticipation of our webcast.

Selling expense:

         Selling expenses consist primarily of advertising and other promotional expenses. During the nine months ended April 30, 2001 selling expenses decreased approximately $1,526,000 to approximately $123,000 from its level of approximately $1,649,000 during the nine months ended April 30, 2000. The major components of this decrease are:

         o An approximate $1,105,000 decrease in advertising and promotional costs from approximately $1,153,000 during the nine months ended April 30, 2000 to approximately $48,000 during the nine months ended April 30, 2001. During the nine months ended April 30, 2000 we spent substantial amounts to promote the launch of our web site including the production and airing of an infomercial. Such costs were not repeated during the nine months ended April 30, 2001.

         o An approximate $416,000 decrease in business travel related expenses from $486,000 during the nine months ended April 30, 2000 to approximately $70,000 during the nine months ended April 30, 2001. During the nine months ended April 30, 2000 significant travel and trade show costs were incurred to promote our web site and to explore opportunities in other countries. Similar travel and trade show costs were not incurred during the nine months ended April 30, 2001.

General and administrative expenses:

         General and administrative expenses consist primarily of compensation and benefits for the officers, other compensation, occupancy costs, professional fees and other office expenses. General and administrative expenses increased approximately $4,844,000 during the nine months ended April 30, 2001 to $7,753,000 from approximately $2,909,000 during the nine months ended April 30, 2000. The increase in general administrative expenses is primarily attributable to the following:

         o An increase of approximately $987,000 in rent expense from approximately $221,000 during the nine months ended April 30, 2000 to approximately $1,208,000. The increase in rent expense is attributable to the lease costs associated with our webcasting operations in New York City.

         o We incurred charges of approximately $4,482,000 during the nine months ended April 30, 2001 relating to the amortization of unearned compensation, a non-cash charge. These costs were associated with the issuance of common stock options and warrants to investment bankers and other parties exploring business expansion opportunities on our behalf.

         o A decrease in professional fees of approximately $493,000 from approximately $1,110,000 to approximately $617,000. The decrease results from significant attorneys' fees incurred during the nine months ended April 30, 2000 relating to filings with the Securities and Exchange Commission and other securities issues, establishing our U.K. operations and general corporate matters.

         o A decrease in payroll and payroll related expenses of approximately $181,000 from approximately $1,149,000 during the nine months ended April 30, 2000 to approximately $968,000 during the nine months ended April 30, 2001. The decrease results from the fact that during the nine months ended April 30, 2001 we allocated more salaries to cost of goods sold as more time was spent by employees in development of our webcast operations. In addition, commensurate with the sale of JAGfn on February 1, 2001 substantially all salaries were assumed by the purchaser of that business.

Other income:

         During the nine months ended April 30, 2001 we received approximately $40,000 associated with "banner" advertisements placed on our web site and recognized a gain of approximately $197,000 relating to the sale of JAGfn.

Interest expense:

         We incurred interest charges aggregating approximately $1,527,000 during the nine months ended April 30, 2000. These charges consist of the following related to convertible debentures as more thoroughly discussed within the section entitled "Liquidity and Capital Resources" below:

         o Approximately $1,161,000 related to the amortization of deferred finance costs and debt discount.

         o Approximately $218,000 of interest expense recorded as a result of beneficial conversion rights.

         o Approximately $148,000 of interest accrued on the outstanding principal portion of convertible debt.

Net loss:

         As a result of the above, we incurred a net loss of approximately $15,368,000 for the nine months ended April 30, 2001 as compared to a net loss of approximately $9,629,000 for the nine months ended April 30, 2000.

Three months ended April 30, 2001 as compared to the three months ended April 30, 2000

Subscription revenue:

         Subscription revenue is derived from annual, semi-annual, quarterly and monthly subscriptions relating to our product "JAGNotes." JAGNotes is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades, and analyst coverage changes from various investment banks and brokerage houses. Until May 1999, JAGNotes was faxed to a limited audience of financial professionals at an average monthly charge of $150. During the year ended July 31, 1999 and continuing through the three months ended April 30, 2001 we were in the process of changing our focus to also include the retail investor by providing a variety of investment information including, but not limited to, the JAGNotes report through our web site. During the three months ended April 30, 2001 subscription revenues decreased as compared to the three months ended April 30, 2000 with total subscription revenues for the comparable periods of approximately $134,000 and $204,000 respectively. The decrease in our revenues can be attributed to two factors as follows: (i) during the nine month period ended April 30, 2000 we had an infomercial airing on television that provided us with a large temporary increase in subscribers, and (ii) the impact of a weaker stock market which may have caused a drop in Internet-based stock trading and related activities.

         As explained in previous filings, it was originally our intention to increase subscription revenues through international expansion and increased awareness of our U.S. web site. In addition, with the establishment of JAGfn Broadband LLC ("JAGfn") effective August 1, 2000 we focused much of our efforts on the establishment of our webcasting or real time streaming video programming through our web site. It was our hope that this additional service would provide our primary source of revenues in the form of advertising income on a going forward basis and that subscription income would be ancillary to our operations as a whole. During the three months ended January 31, 2001, we halted all of our international expansion plans, and had not received advertising income in connection with our real time streaming video programming. Accordingly, as more fully explained in liquidity and capital resources, we sold our interests in JAGfn effective February 1, 2001.

Cost of revenues:

         Cost of revenues includes the cost to transmit our product over the telephone and fax lines, on-line service charges for our web site, costs in connection with the development and maintenance of our web site, payments to commentators and employees for their reports that are posted on our web site and broadcasted on our webcast and salaries associated with the production of our webcast. During the three months ended April 30, 2001 cost of revenues decreased by approximately $2,452,000 to approximately $241,000 from approximately $2,693,000 during the three months ended April 30, 2000.

         The primary causes for this decrease were as follows:

         o A decrease of approximately $2,049,000 in costs for our commentators and consultants associated with our web site from approximately $2,159,000 during the three months ended April 30, 2000 to approximately $110,000 during the three months ended April 30, 2001. Such amounts included cash consideration of $17,000 and $985,000 and non-cash charges related to the amortization of unearned compensation of $93,000 and $1,174,000 during the three months ended April 30, 2001 and 2000, respectively.

         o A decrease in costs associated with the development and maintenance of our web site of approximately $289,000 from approximately $451,000 during the three months ended April 30, 2000 to approximately $162,000 during the three months ended April 30, 2001. The decrease results from the fact that during the three months ended April 30, 2000 we began the process of re-designing our web site in anticipation of our webcast.

         The remainder of the decrease can be attributed to our efforts to better contain costs as well as less costs for telephone and fax services as a result of our decline in subscriber base.

Selling expense:

         Selling expenses consist primarily of advertising and other promotional expenses. During the three months ended April 30, 2001 selling expenses decreased approximately $763,000 to approximately $12,000 from its level of approximately $775,000 during the three months ended April 30, 2000. The major components of this decrease are:

         o An approximate $601,000 decrease in advertising and promotional costs from approximately $607,000 during the three months ended April 30, 2000 to approximately $6,000 during the three months ended April 30, 2001. During the three months ended April 30, 2000 we spent substantial amounts to promote the launch of our web site. Such costs were not repeated during the three months ended April 30, 2001.

         o An approximate $164,000 decrease in business travel related expenses from $171,000 during the three months ended April 30, 2000 to approximately $7,000 during the three months ended April 30, 2001. During the three months ended April 30, 2000 significant travel and trade show costs were incurred to promote our web site and to explore opportunities in other countries. Similar travel and trade show costs were not incurred during the three months ended April 30, 2001.

General and administrative expenses:

         General and administrative expenses consist primarily of compensation and benefits for the officers, other compensation, occupancy costs, professional fees and other office expenses. General and administrative expenses increased approximately $91,000 during the three months ended April 30, 2001 to $1,322,000 from approximately $1,231,000 during the three months ended April 30, 2000. The increase in general administrative expenses is primarily attributable to the following:

         o We incurred charges of approximately $711,000 during the three months ended April 30, 2001 relating to the amortization of unearned compensation, a non-cash charge. These costs were associated with the issuance of common stock options and warrants to investment bankers and other parties exploring business expansion opportunities on our behalf.

         o An approximate $343,000 decrease in salaries during the three months ended April 30, 2001 from approximately $555,000 during the three months ended April 30, 2000 to approximately $212,000. The decrease is attributable to the fact that by virtue of the sale of JAGfn, a substantial portion of salaries were transferred to the purchaser.

         o An approximate $110,000 decrease in professional fees during the three months ended April 30, 2001 from approximately $368,000 during the three months ended April 30, 2000 to approximately $258,000. The decrease results from significant legal and accounting fees incurred during the three months ended April 30, 2000 in connection with securities issues and filings and general corporate matters.

         The remainder of the decrease is attributable to our efforts to contain our expenses.

Interest expense:

         We incurred interest charges aggregating approximately $38,000 during the three months ended April 30, 2001. These charges consist of the following related to convertible debentures as more thoroughly discussed within the section entitled "Liquidity and Capital Resources" below:

         o Approximately $31,000 related to the amortization of deferred finance costs and debt discount.

         o Approximately $7,000 of interest accrued on the outstanding principal portion of convertible debt.

Other income:

         During the three months ended April 30, 2001 we received approximately $22,000 associated with "banner" advertisements placed on our web site and recognized a gain of approximately $197,000 relating to the sale of JAGfn.

Net loss:

         As a result of the above, we incurred a net loss of approximately $1,257,000 for the three months ended April 30, 2001 as compared to a net loss of approximately $4,465,000 for the three months ended April 30, 2000.

                         Liquidity and Capital Resources

         During the nine months ended April 30, 2001 and 2000, we only generated revenues of approximately $744,000 and $832,000 respectively; incurred net losses of approximately 15,368,000 and $9,629,000 respectively; and had cash flow deficiencies from operating activities of approximately $5,432,000 and $6,262,000 respectively. As a result, we had a working capital deficiency of approximately $134,000 and an accumulated deficit of approximately $33,242,000 as of April 30, 2001. In the absence of the mitigating factors set forth below, these matters would raise substantial doubt about our ability to continue as a going concern.

         Through April 30, 2001, our operations were comprised of gathering and compiling information from contacts at financial institutions and releasing such information to subscribers on a timely basis through facsimile transmissions and web sites. The net losses and cash flow deficiencies from operating activities were primarily attributable to the activities of JAGfn, which provided "real time video and audio reports" related to developments in the financial markets to subscribers via our web site, and to the development of our foreign operations. To reduce net losses and cash flow deficiencies, we terminated all of our foreign operations during the six months ended January 31, 2001 and on February 1, 2001 sold our majority interest in JAGfn.

         As further explained below, the purchaser of JAGfn (i) paid a portion of the total consideration in cash, (ii) agreed to cancel our obligations to repay substantially all of the convertible debentures previously sold to the purchaser and (iii) agreed to assume substantially all of our contractual obligations including, but not limited to our leases, employment and consulting agreements. By terminating our foreign operations and selling our interest in JAGfn prior to or as of the beginning of the three months ended April 30 ,2001 we had a net loss of approximately $1,257,000 for the three months ended April 30, 2001 compared to approximately $14,111,000 for the six months ended January 31, 2001.

         The net loss of approximately $1,257,000 or the three months ended April 30, 2001 included non-cash charges for depreciation and amortization of approximately $897,000. We also reduced our working capital deficiency from approximately $746,000 as of January 31, 2001 to approximately $134,000 as of April 30, 2001.

         As a result, we believe that we will generate sufficient revenues from our remaining facsimile transmission and web site operations to enable us to continue as a going concern through at least April 30, 2002. However, if we cannot generate sufficient revenues and/or obtain additional financing, we may be forced thereafter to once again restructure, or file for bankruptcy or entirely cease our operations.

         Our cash and cash equivalent position of approximately $144,000 as of April 30, 2001 results primarily from a series of private placements that occurred from June 2000 through January 31, 2001 and the sale of JAGfn.

         On June 12, 2000, we sold CALP II a convertible debenture that had a principal balance of $2,500,000, matured June 12, 2003 and bore interest at an annual rate of 8%. We received gross proceeds from the sale of $2,500,000. CALP II also received a five-year stock purchase warrant to purchase 428,571 shares of our common stock at a price of $1.75 per share. Placement agents and their counsel received a fee of 10% of the principal amount of the debenture as well as five-year stock purchase warrants to purchase 275,000 shares of our common stock at $2.00 per share. The aggregate fair value of the warrant issued to CALP II of $934,285 was recorded as a debt discount, and the fair value of the warrants issued to placement agents and their counsel of $599,500 plus cash of $285,000 was initially recorded as deferred finance costs. During the nine months ended April 30, 2001 CALP II converted $1,052,000 of principal (which had a carrying value net of debt discounts of approximately $715,000) and approximately $37,000 of accrued interest into 3,376,952 shares of common stock.

         As of June 14, 2000, we entered into another financing agreement with CALP II pursuant to which we could have required CALP II to purchase shares of our common stock from time to time at an aggregate purchase price of $10,000,000. We also agreed to issue to CALP II on each date on which CALP II advanced funds to us under the Equity Line of Credit Agreement a warrant to purchase a number of shares equal to 20% of the number of shares that are subject to the advance. The exercise price for these warrants was equal to 110% of the highest reported bid price of the our common stock for the five trading days preceding the date on which an advance was made to us by CALP II. In addition, the placement agents and their counsel received a fee equal to 10% of the proceeds from the sale of any shares made pursuant to the Equity Line of Credit Agreement. During the nine months ended April 30, 2001, we issued 1,135,850 shares of common stock and warrants to purchase 227,168 shares of common stock to CALP II and received proceeds of $1,050,000, net of placement fees of $116,670, pursuant to the Equity Line of Credit Agreement. The warrants are exercisable at prices ranging from $1.21 to $1.94 per share through September 2005.

         On October 20, 2000, Thomson Kernaghan & Co., Ltd. ("Thomson Kernaghan") agreed to provide us with additional financing totaling $3,000,000 through periodic purchases of a total of six additional debentures during the period from October 20, 2000 to December 1, 2000. Subsequently, Thomson Kernaghan assigned its rights and obligations to CALP II. Each of the six debentures had a principal balance of $500,000, bore interest at an annual rate of 8% and matured three years from the date of its issuance. As additional consideration in connection with the sale of the New Debentures, we paid a 10% fee to Thomson Kernaghan and we also issued a warrant to CALP II for the purchase of 3,000,000 shares of our common stock at $1.25 per share that was exercisable through October 20, 2005. The warrant issued to CALP II had an estimated fair value of $3,450,000, as determined by the Black-Scholes option-pricing model method pursuant to the provisions of SFAS 123, of which $2,700,000 (which equals the principal balance of the debentures less the 10% fee paid to Thomson Kernaghan) was recorded as debt discount and/or deferred financing costs.

         In January 2001, CALP II purchased two additional convertible debentures, each of which had a principal balance of $200,000. Since theses debentures were convertible immediately upon issuance, the fair value of beneficial conversion rights of $217,770 was charged to interest expense during the nine months ended April 30, 2001.

         Our obligations to repay CALP II under the terms of the convertible debentures was discharged in connection with the sale of JAGfn. In addition, the terms of the Equity Line of Credit Agreement were cancelled as well.

         Through April 30, 2001 we have entered into agreements with approximately eighty-five commentators, employees and other consultants expiring through December 2003. Through July 31, 1999 aggregate consideration paid under these agreements consisted of cash payments of $564,000, the issuance of 120,000 shares of common stock with a fair value of $1,460,000, the grant of options to purchase 235,000 shares of common stock at $2.00 per share with a fair value of $1,661,850 and the grant of options to purchase 100,000 shares of common stock at $16.25 per share with a fair value of $165,000. During the year ended July 31, 2000, we paid cash consideration of approximately $2,656,000 and granted options and warrants to purchase 4,282,500 shares of common stock at prices ranging from $1.50-$6.00 per share with a fair value of approximately $11,189,000 in connection with all our employment and consulting agreements. In addition, during the year ended July 31, 2000 pursuant to an amended consulting agreement, we cancelled options to purchase 100,000 shares of common stock at $16.25 per share and issued the consultant options to purchase 200,000 shares of common stock at $2.00 share with a fair value of $894,000. The fair value of the original options was $165,000. Accordingly, during the year ended July 31, 2000 we recorded additional unearned compensation of $729,000. During the nine months ended April 30, 2001 we paid aggregate cash consideration of approximately $1,265,000 pursuant to such contracts. In addition, during the nine months ended April 30, 2001 we granted options and warrants for the purchase of 3,409,000 shares of common stock at prices ranging from $.25 to $2.00 per share with a fair value of approximately $1,908,000 and recognized a charge for amortization of unearned compensation of approximately $7,660,000. The fair value of the options and warrants granted are computed in accordance with FASB-123 "Accounting for Stock Based Compensation." The unearned compensation will be amortized as a non-cash charge to operations on a straight-line basis over the life of the applicable agreements.

         Pursuant to the terms of the purchase agreement for the sale of JAGfn, our obligations under substantially all of the above consulting and employment agreements were assumed by CALP II. As a result, unearned compensation of approximately $1,660,000 was charged against the sale of JAGfn.

         During nine months ended April 30, 2001 we used approximately $5,432,000 in our operations. The major uses of this cash were to fund our net loss for the nine months ended April 30, 2001. In addition, during the nine months ended April 30, 2001 we incurred non-cash charges of approximately $7,660,000 related to the amortization of unearned compensation and approximately $1,379,000 of non-cash interest expense charges in connection with the convertible debentures.

         During the nine months ended April 30, 2001 we received approximately $657,000 from investing activities. In connection with the sale of JAGfn we received cash proceeds of approximately $1,002,000. Such proceeds were offset by the use of cash for the purchase of equipment, construction of our real time video studios and additions to our web sites.

         On February 1, 2001, we sold our 85% interest in JAGfn to CALP II for consideration comprised primarily of (i) a payment of approximately $1,002,000 in cash, (ii) an agreement to cancel our obligation to repay our obligations to CALP II under convertible debentures, and the accrued interest thereon. CALP II also agreed to, among other things, assume substantially all our contractual obligations including, but not limited to, our leases, employment and consulting agreements; the cancellation of warrants to purchase 3,905,740 shares of our common stock; the cancellation of the Equity Line of Credit agreement; and the issuance of an option to us for the purchase of a 10% membership interest in JAGfn for $5,000,000 at any time prior to April 30, 2002. We also agreed to cancel JAGfn's obligation to repay intercompany advances.

                The assets and liabilities of JAGfn as of January 31, 2001 are summarized below:

                        Current assets-prepaid expenses                                        $   225,000

                        Equipment, net                                                             567,343
                        Capitalized web site development costs, net                                 64,224
                        Other assets                                                                96,793
                                                                                               -----------

                               Total assets                                                        953,360
                                                                                               -----------

                        Current liabilities:
                           Accounts payable and accrued expenses                                  (341,044)
                           Current portion of capital lease obligations                            (47,186)
                           Intercompany advances                                                (4,553,373)
                                                                                               -----------
                               Total current liabilities                                        (4,941,603)

                        Capital lease obligations, net of current portion                          (20,743)
                                                                                               -----------
                               Total liabilities                                                (4,962,346)
                                                                                               -----------

                        Members' deficiency (A)                                                $(4,008,986)
                                                                                               ===========

                           (A) The members' deficiency at January 31, 2001 is
equivalent to JAGfn's operating loss and net loss from the inception of its operations on August 1, 2000 through January 31, 2001. JAGfn did not generate any revenues through January 31, 2001.

         As a result of the sale we recorded a gain during the three months ended April 30, 2001 of $196,959 as shown below:

                        Cash paid by purchaser                                                  $ 1,002,147
                           Net carrying value of cancelled convertible notes
                               payable to purchaser (B)                                           1,399,405
                           Members' deficiency of JAGfn                                           4,008,986
                                                                                                -----------
                               Total                                                              6,410,538
                                                                                                -----------

                        Less write off
                           Intercompany advances                                                $ 4,553,373
                           Unearned compensation (A)                                              1,660,206
                                                                                                -----------
                                    Total                                                         6,213,579
                                                                                                -----------

                        Net gain                                                                $   196,959
                                                                                                ===========


                           (A) Represents the balance of unamortized unearned
compensation associated with consulting and employment agreements assumed by JAGfn.

                           (B) Represents the principal balance of the
convertible debentures of $4,848,000 and the accrued interest thereon of $133,173 less the related unamortized deferred finance costs associated with the convertible debentures of $405,626 and the Unamortized debt discount associated with the convertible debentures of $3,176,142

         On August 17, 2001, we entered into an agreement with Cornell Capital Partners, L.P. for a $10 million equity line pursuant to which we will be able to sell our shares of common stock to Cornell Capital from time to time over a 36-month period. We expect to be in a position to sell our common stock pursuant to this agreement as soon as the registration statement of which this prospectus is a part becomes effective.

         We do not believe that our business is subject to seasonal trends or inflation. On an ongoing basis, we will attempt to minimize any effect of inflation on our operating results by controlling operating costs and whenever possible, seeking to insure that subscription rates reflect increases in costs due to inflation.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Our common stock has been traded in the over-the-counter market on the OTC Bulletin Board under the symbol JNOT since approximately March 26, 1999. Prior to that date, the stock was traded under the symbol PFSS with only limited and sporadic trading.

         The following table reflects quarterly high and low sales prices of our common stock since March 26, 1999. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.


         ------------------------------------------------------------------------ ----------- -------------
                                                                                      High         Low
         ------------------------------------------------------------------------ ----------- -------------
         Fiscal Year 2000
         ------------------------------------------------------------------------ ----------- -------------
         First Quarter, ending October 31, 1999                                        $8.19         $5.38
         ------------------------------------------------------------------------ ----------- -------------
         Second Quarter, ending January 31, 2000                                        8.00          3.38
         ------------------------------------------------------------------------ ----------- -------------
         Third Quarter, ending April 30, 2000                                           5.50          1.50
         ------------------------------------------------------------------------ ----------- -------------
         Fourth Quarter, ending July 31, 2000                                           2.88          0.81
         ------------------------------------------------------------------------ ----------- -------------
         Fiscal Year 2001
         ------------------------------------------------------------------------ ----------- -------------
         First Quarter, ending October 31, 2000                                         2.13          0.94
         ------------------------------------------------------------------------ ----------- -------------
         Second Quarter, ending January 31, 2001                                        1.16          0.13
         ------------------------------------------------------------------------ ----------- -------------
         Third Quarter, ending April 30, 2001                                           0.27          0.04
         ------------------------------------------------------------------------ ----------- -------------
         Fourth Quarter, ending July 31, 2001                                           0.45          0.04
         ------------------------------------------------------------------------ ----------- -------------
         Fiscal Year 2002
         ------------------------------------------------------------------------ ----------- -------------
         First Quarter, through August 31, 2001                                         0.32          0.07
         ------------------------------------------------------------------------ ----------- -------------

         As of August 15, 2001, there were approximately 58 stockholders of record of our common stock. On August 31, 2001, the closing bid price for our common stock was $0.07.

         We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock. Payment of future cash dividends will be determined by our Board of Directors based upon conditions then existing, including our financial condition, capital requirements, cash flow, profitability, business outlook and other factors. In addition, our future credit arrangements may restrict the payment of dividends.

                                   THE COMPANY

Our Business Generally

         We have been providing financial and investment information within the investment community since 1989. In May 1999, we began offering our services on a subscription fee basis to the general public for the first time through our U.S. web site. At www.jagnotes.com, we offer timely financial data and reports and commentary from the financial community.

         From 1989 to 1992, we operated as an unincorporated business entity. In 1992, we incorporated in the State of New Jersey as New Jag, Inc. On December 14, 1993, JagNotes, Inc. merged with and into us, and we changed our name to JagNotes, Inc. We operated as JagNotes, Inc. until March 1999 when we were acquired by Professional Perceptions, Inc., a Nevada corporation, which subsequently changed its name to JagNotes.com, Inc. JagNotes, Inc. remained a wholly-owned subsidiary of JagNotes.com, Inc. until August 16, 1999 when it merged with and into JagNotes.com Inc.

         Until recently, we targeted only a limited audience of financial professionals and we did not engage in organized sales and marketing efforts. As discussed in more detail below, in 1999 we decided to change our focus by expanding onto the Internet and targeting retail subscribers with the hope of expanding our subscriber base and our business. In September 2000 we started an advertiser-based financial webcast which we sold on February 1, 2001 as we were unable to continue to fund its operating losses.

         Our web site currently consists of free and subscription-based portions. The free portion provides users with access to market commentary and selected financial data. The subscription-based portion provides more timely reports, including breaking news and potentially market moving information. We currently derive our revenues primarily from the sale of subscriptions.

         We are a Nevada corporation. Our address is 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, and our telephone number is 561-393-0605.

Our Industry Generally

         The growth of the Internet has changed the way investors seek information and manage their portfolios. Individual investors are increasingly seeking access to information that was formerly available only to financial professionals. Professional investors who have traditionally relied on print and other media for information are demanding faster information and greater accessibility. As more and more investors begin to trade online, we expect the demands for financial information over the Internet to increase significantly.

         The first Internet-based trading systems were introduced in 1995. Since that time, online trading has increased dramatically. According to a January 2001 estimate, there were 7.8 million individuals trading online, making 807,000 trades per day. As of January 2001, there were over 200 broker-dealers providing retail investors with the ability to trade online. (See Securities and Exchange Commission, Office of Compliance Inspections and Examinations: Examinations of Broker-Dealers Offering Online Trading: Summary of Findings and Recommendations (January 25, 2001). In an article posted on Web Finance on April 2, 2001, Jerry Minkoff noted that there had been "a 6% growth in online trading households in the past six months compared to a 22% growth in the preceding six-month period." According to Minkoff, "New investors are shying away at this time but Internet usage has increased by 30%, leaving a potential online investing pool available for acquisition." (See Jerry Minkoff, Online Brokerages Struggle as Market Indexes Sag, Web Finance (April 2, 2001). However, a recent J.D. Power survey, dated March 27, 2001, indicates that the "online trading population has declined by approximately 20 percent." (See J.D. Power and Associates Reports, Online Brokerage Firms Continue to Have a Strong Hold on Current Investment Pool; Study Shows Many Online Investors Plan to Maintain, or Increase Trading Volume (March 27, 2001)).

Our Products

         We have been providing financial and investment information within the investment community since 1989. In May 1999, we began offering our services on a subscription fee basis to the general public for the first time through our U.S. web site. At www.jagnotes.com, we offer timely financial data and reports and commentary from the financial community.

         Our web site currently consists of free and subscription-based portions.

         On the free portion of our site, we offer commentaries from experienced journalists, money managers, analysts and other Wall Street professionals as well as selected financial data targeted at the active investor and trader.

         The commentary on our web site is provided by experienced journalists, money managers, analysts and other Wall Street professionals. Their reports range from analysis of individual stocks and industry sector performance to analysis of broad market and economic matters. In many cases our commentators also provide and analyze technical financial and market data. We select our commentators to offer our subscribers a broad range of analysis to appeal to a broad range of investment and trading styles. The topics of these commentaries vary daily. Although we have no set criteria for choosing our commentators, we look for individuals who:

      o are well respected by members of the Wall Street community, including traders, economists, investment bankers and other institutional investors; and

      o have experience either as a journalist, money manager or financial analyst and/or have an educational background in business, finance or economics.

     Various commentaries are updated pursuant to a schedule set forth on our web site while others are posted from time to time.

         As of the date of this prospectus, JagNotes.com has more than 25 commentators who provide technical analysis and commentary for our web site.

         On our subscription-based portion of our web site, we offer our subscribers two targeted products:

         JAGNotes Upgrade/Downgrade Report - The JAGNotes upgrade/downgrade report is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. Each morning we gather this information, then compile and release it in a concise, easy to read format before the markets open. We believe that this early, convenient access to potentially market moving information gives our subscribers access to some of the information traditionally available when the market opens to institutional investors, professional traders and high net worth individuals. This report is updated from time to time during the trading day.

         The JagNotes Rumor Report - Because rumors can move equities, we have established the "Rumor Room" where we post rumors about various stocks that have been heard on the street. When we hear rumors, we post the information in the Rumor Report and indicate the date and time of the rumor. We also attempt to contact the company or companies involved in the rumors for a comment and post the results of this inquiry with the rumor. While we realize that rumors are inherently unreliable as indicated by a cautionary note introducing this portion of our site, we believe that every trader and investor - large and small - should have access to this information to determine its usefulness. The JAGfn Rumor Report is available to our subscribers and updated throughout the day.

         These two products are accessible only to paid subscribers. Subscriptions are offered at the rate of $9.95 per month, or $99.95 per year. We have offered free trial subscriptions at times in the past and may do so in the future. We recognized revenues of approximately $102,700 from our Internet subscriptions during the fiscal quarter ended July 31, 2001.

         We also maintain our original JAGNotes fax-based service for a limited number of mostly institutional subscribers. Through this service, we provide these subscribers faxed copies of our daily JAGNotes upgrade/downgrade report, which is updated two or three times every weekday morning before the stock market opens. We also allow these subscribers access to our Internet-based information by providing them with a specified number of access codes. The price for this combined service is approximately $1,500 to $2,000 per year. We recognized revenues of approximately $81,600 from our fax subscriptions during the fiscal quarter ended July 31, 2001.

         The content of our web site contains all of the information provided in the faxed reports as well as the Rumor Report and commentaries described above and other product offerings which do not appear in our faxed reports.

         We intend to continue providing our combined fax/Internet service in the future primarily to institutional subscribers. We believe that some financial institutions are willing to pay a higher price for this combined service because they consider a faxed report to be a more efficient means of receiving the information or because their employees do not have direct Internet access.

Advertising Revenue

         While we expect the primary source of our revenue from our current web site to be subscriptions, we may supplement this with advertising revenue. Such revenues have, however, not been meaningful to date and we would not expect such revenues to become material until (i) there is a major upturn in Internet banner advertising generally and (ii) we are able to offer advertisers various rich media advertising alternatives to banners.

Our Business Strategy

         Our goal is to position JagNotes as a leading Internet-based provider of fast breaking financial news and information. In time, we hope that JagNotes will become an important information resource for institutional investors and the general public alike.

         The success of our business depends on our ability to obtain the requisite financing and be able to:

         o  expand our subscriber base in the United States;
         o  pursue acquisitions and strategic alliances; and
         o  control costs to correspond with subscription revenues.

         We plan to continue to service the institutional segment of our business, but we recognize that retail subscribers and viewers represent our largest potential market and are the key to our development. We will use an integrated marketing model to attract new subscribers and, to the extent funding permits, will employ a mix of communications media to increase name awareness in the retail market and increase visits by potential subscribers with a view to ultimately generating new subscribers.

         o Expand Subscriber Base. Some avenues that we are exploring to attract new subscribers include:

            o Introducing limited on-demand and live streaming audio and video programming as our financing permits;

            o     Offering free trial subscriptions;

            o     Traditional public relations;

            o Using our good reputation among financial professionals to attract new subscribers to our web site;

            o Offering products tailored to the needs of institutional subscribers such as JAGNotes and Rumor pages delivered to company intranets and featuring company branding;

            o Pursuing distribution arrangements with third party information providers that service financial institutions and individual investors; and

            o Pursuing strategic alliances with, or acquisition of, existing web-based information providers and other media companies.

         o Pursue Strategic Alliances. We believe that we can effectively grow our business by pursuing strategic affiliations, partnerships, joint ventures or other relationships with strategic partners. We are currently pursuing alliances with investment firms, online brokerage houses, market news providers, webcasting services and web portals in an effort to obtain additional content, expand our name recognition and increase our subscriber base.

         o Curtail Costs. We have recently sold our webcasting business to reduce our cash flow requirements. In addition, we have discontinued various commentators in order to save costs where we concluded that the cost was not justified by our subscribers' interest. We will continue to look for more cost cutting opportunities where consistent with our business strategy of attracting more subscribers.

         We will require additional funds in order to implement our business strategy. At our current usage rate of cash, the cash generated from our operations will not be sufficient to fund the liquidity requirements of our current business strategy. Accordingly, we will need to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurances that we will be able to do so.

         Note: These are our strategies, goals and targets. We believe in them, but we cannot guarantee that we will be successful in implementing them or that, even if implemented, they will be effective in creating a profitable business. In addition we are dependent on having sufficient cash to carry out our strategy. Alternatively, we may have to continue to reduce services to a level subscribers may not find valuable. Please read "Risk Factors" beginning on page 8 before making any investment decision.

Competition

         Providing financial information and analysis over the Internet is a relatively new business, but it is already intensely competitive. An increasing number of web-based financial information providers are competing for subscribers, customers, advertisers, content providers, analysts, commentators and staff. In addition, cable television is an increasingly important source of competition.

         We provide a variety of categories of information to our subscribers, including daily financial news, technical analysis of stock activity and selected financial data of corporations. Each of these components of our business competes to a different degree with the following information sources:

      o Online financial news and information providers including Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com;

      o Internet portals and search engines such as America Online, MSN and Yahoo;

      o Traditional media sources such as The Wall Street Journal, The Financial Times, Barrons, CNNfn, and CNBC, all of whom also have an Internet presence;

      o  Webcasts of financial news, including Yahoo Finance Vision and WebFN;

      o Terminal-based financial news providers including Bloomberg, Reuters and Dow Jones; and

      o  Online brokerage firms such as E*Trade, Charles Schwab or CSFB Direct.

         Because there is not a readily defined market in which we compete, we cannot predict which information source or sources will be our primary competition in the future. However, we expect competition from each of the above information sources to intensify and increase in the future. Most of our current and potential competitors have greater name recognition, larger financial, technical and marketing resources, and more extensive customer bases than we do, all of which could be leveraged to gain market share to our detriment.

         The barriers to entry into our business are relatively low - i.e., it is not difficult for new competitors to enter the market. Much of the information we provide is publicly available and we do not have any patented or otherwise protected technologies that would preclude or inhibit competitors from entering our markets. Our current and future competitors may develop or offer services that have significant price, content, creative or other advantages over the services we provide.

         In order for us to successfully compete in this business, we will need to reliably provide valuable services at a competitive price to a large subscriber base. We believe that a successful implementation of our business strategy will allow us to do so and to compete successfully as a leading financial and investment information provider.

Recent Developments


Sale of Broadband Subsidiary.

         Pursuant to the terms and conditions of a Securities Purchase Agreement, dated as of February 1, 2001, by and among us, JAGfn Broadband LLC and CALP II Limited Partnership, we effected a sale of our 85% membership interest in our webcast subsidiary JAGfn to CALP II. As of the date of the sale CALP II had been our primary source of financing since June 2000 when it entered into an equity line of credit agreement with us. The equity line of credit agreement was terminated in connection with this transaction.

         As consideration for the purchase of the membership interest in JAGfn, CALP II delivered to us at the closing $1,002,146.81 in immediately available funds and a non-interest bearing promissory note in the amount of $500,000 payable in full on February 22, 2001, which is secured by the membership interest. This note was subsequently amended and then canceled (See Termination of Indebtedness below). Such $1,500,000 represented the amount we required in order to pay our outstanding current liabilities as of February 1, 2001. In addition, CALP II agreed to discharge us from all of our obligations in connection with $4,350,000 principal amount outstanding of convertible debentures and to cancel, and discharge us from our obligations under, that certain warrant to purchase 3,000,000 shares of our common stock issued to CALP II on October 30, 2000. We were also granted a one-year option to purchase a ten percent membership interest in JAGfn exercisable at a price of $5,000,000.

         Pursuant to the Securities Purchase Agreement, we agreed to contribute all intercompany indebtedness owed to us by JAGfn to the capital of JAGfn. JAGfn agreed to assume our obligations under certain debentures and to issue to CALP II a five-year warrant to purchase a two percent membership interest in JAGfn. JAGfn also agreed to assume our on-going liabilities under our lease and other agreements related to our webcast activities.

         Our key executive officers and directors, Messrs. Valinoti, Schoepfer and Mazzarisi, retained their 5% membership interests in JAGfn, but such interests are no longer non-dilutable. Mr. Valinoti received an additional 2.5% membership interest pursuant to a subsequent transfer by CALP II. In connection with this transaction, CALP II also agreed to terminate the lock-up agreement relating to Mr. Valinoti's shares of JagNotes common stock.

         Following the closing of this transaction, JAGfn was reincorporated as a wholly owned subsidiary of Financial Broadband Holdings, Inc., a Delaware corporation.

Termination of Certain Indebtedness.

         On April 6, 2001, we entered into a termination agreement with CALP II and Thomson Kernaghan & Co., Ltd. Pursuant to the Termination Agreement, we released CALP II from its obligations, including payment of accrued interest, under an amended and restated secured promissory note, dated February 22, 2001, in the amount of $500,000 in exchange for the termination of (i) a convertible debenture, dated December 1, 2000, issued by us to CALP II in the principal amount of $500,000, (ii) four warrants issued by us to CALP II to purchase an aggregate amount of 661,740 shares of our common stock and (iii) one warrant issued by the us to Thomson Kernaghan to purchase an aggregate amount of 250,000 shares of our common stock.

Appointment of New Chief Financial Officer.

         Effective April 1, 2001, Stephen R. Russo resigned as our Chief Financial Officer. On such date, the Board of Directors accepted Mr. Russo's resignation and appointed Raymond Taylor as Chief Financial Officer of JagNotes to hold office at the pleasure of the Board of Directors.

Equity Line of Credit.

         On August 17, 2001, we entered into an agreement with Cornell Capital Partners, L.P. for a $10 million equity line pursuant to which we will be able to sell our shares of common stock to Cornell Capital from time to time over a 36-month period. We expect to be in a position to sell our common stock pursuant to this agreement as soon as the registration statement of which this prospectus is a part becomes effective.

         The purpose of the offering is to provide general working capital for JagNotes, including working capital which might be required by virtue of our strategic plan.

Web Site Technical Information

         We lease two web servers, which are the computer systems on which all content for our web site is maintained and through which we operate that web site. Our U.S. servers are maintained by Woodbourne Solutions and are located in their facility in Germantown, Maryland. Our two back-up servers are maintained by Above.net and PC Communications and are located in San Jose, California and Jersey City, New Jersey.

         Our web site was redesigned in July 2000 by Zero-G at a cost of approximately $500,000. Subsequent redesigns have been handled internally and by John Fendrick, a technical consultant to JagNotes.

Employees

         As of August 31, 2001, we had 11 employees. As of that date, we had entered into employment agreements with three of our employees, each of whom is an officer and director of JagNotes.

Facilities

         We are currently relocating our New York office, which houses most of our executive and administrative personnel and related administrative equipment, to more suitable space in the New York/New Jersey metropolitan area. We also maintain an executive and administrative office at 6865 SW 18th Street, Suite B13 in Boca Raton, Florida at a rental cost of $1,050.00 per month. Neither office houses the servers for the site, which are housed at separate locations as indicated above (see "Web Site Technical Information"). We believe that we will be able to locate suitable new office space and obtain suitable replacements for our Florida office space, if our lease is not renewed, on commercially reasonable terms.

Legal Proceedings

         May Davis Group, Inc. filed a complaint in Supreme Court of the State of New York, County of New York on December 27, 2000, alleging a breach of the Placement Agency Agreement, dated as of June 12, 2000, by and between us and May Davis. May Davis seeks a placement agent fee of $90,000, representing 3% of the gross proceeds received by us in connection with the sale of certain convertible debentures to CALP II pursuant to that certain letter agreement dated October 30, 2000 between us and Thomson Kernaghan & Co., Ltd.

         Pursuant to a letter agreement dated August 6, 2001, May Davis agreed to settle the above-referenced lawsuit, with prejudice, in consideration of JagNotes reducing from $2.00 to $.30 the exercise price of the warrant held by May Davis Group, Inc. for 100,000 shares of our common stock, which warrant expires July 21, 2005.

         On July 16, 2001, Bernard Shusman filed a complaint in the Supreme Court of the State of New York, County of New York, alleging a breach of his employment contract by JagNotes arising from the termination of Mr. Shusman's employment on June 4, 2001 and seeking in excess of $100,000 in damages.

         There are no other currently pending material law suits or similar administrative proceedings and, to the best of our knowledge, there is presently no basis for any other suit or proceeding.

Where you can find more information about us

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any of this information at the SEC's public reference rooms in Washington, D.C., New York, and Chicago. Please call the SEC at (800) SEC-0330 if you would like further information on the public information rooms. This information is also available from the SEC's web site at http://www.sec.gov.

         We also distribute annual reports containing audited financial statements and other information to our stockholders after the end of each fiscal year. We do not intend to regularly distribute quarterly reports to our stockholders, but we will gladly send them to you upon your written request to Thomas J. Mazzarisi, Esq., our executive vice president and general counsel, at 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433.

                      MANAGEMENT AND EXECUTIVE COMPENSATION

Management

         Following is certain information about our executive officers and directors.

         Gary Valinoti, age 43, was a co-founder of the predecessor to JagNotes.com Inc. and has served as the President and Chief Executive Officer of JagNotes.com Inc. since March 1999. Mr. Valinoti is also a member of JagNotes' Board of Directors. From August 1992 - March 1999 Mr. Valinoti served as President, and as a member of the Board of Directors, of JagNotes, Inc., the company that produced the JagNotes fax service throughout that period. Prior to his involvement with JagNotes, Inc., Mr. Valinoti held positions with various firms in the securities industry including Mosely, Hallgarten, Estabrook & Weeden where he was involved in institutional and currency trading, and started the firm's arbitrage department. Mr. Valinoti attended Wagner College.

         Thomas J. Mazzarisi, age 44, has served as JagNotes' Executive Vice President and General Counsel since March 1999 and is also a member of the JagNotes' Board of Directors. From 1997 until joining JagNotes Mr. Mazzarisi practiced law from his own firm in New York, specializing in international commercial transactions. From 1988 until 1997, Mr. Mazzarisi was a Senior Associate at the law firm of Coudert Brothers where he also specialized in international commercial transactions. Prior to joining Coudert Brothers, Mr. Mazzarisi was Deputy General Counsel of the New York Convention Center Development Corporation. Mr. Mazzarisi is a graduate of Fordham University where he received a B.A. in Political Economy and was elected to Phi Beta Kappa. Mr. Mazzarisi received his J.D. from Hofstra University School of Law.

         Stephen J. Schoepfer, age 42, is our Executive Vice President, Chief Operating Officer and Secretary and is on our Board of Directors. Prior to joining JagNotes in July 1999, he was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.

         Raymond G. Taylor, age 42, is our Chief Financial Officer. Prior to becoming our Chief Financial Officer on April 1, 2001, Mr. Taylor was Vice President, Finance & Business Affairs of JagNotes since July 1999. Prior to joining JagNotes, Mr. Taylor held various finance-related positions, including, Chief Financial Officer of his own privately held company from 1987 to 1999, Controller of Worldwide Holdings Real Estate Partnership from 1986 to 1987, Senior Auditor of Kenneth Lebenthal Company from 1983 to 1986, and Auditor of Murphy, Hauser, O'Conner and Quinn, CPA from 1981 to 1983. Mr. Taylor received a B.S. degree in accounting from Manhattan College.

Executive Compensation

         The following table sets forth certain summary information regarding compensation paid to our Chief Executive Officer and certain executive officers for services rendered during the fiscal years ended July 31, 1999, 2000 and 2001. Except as listed in the table below, no executive officer holding office in fiscal year 2001 received total annual salary and bonus exceeding $100,000. No such officers have been awarded any stock options, stock appreciation rights or other long term or incentive compensation not reflected below.


                           SUMMARY COMPENSATION TABLE

------------------------------ --------- ------------------------------------------------------ --------------------
 Name and Principal Position    Fiscal                                                               All Other
                                 Year                     Annual Compensation                      Compensation
                                         ------------------------------------------------------
                                                                                  Other
                                                                                 Annual
                                               Salary           Bonus         Compensation
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Gary Valinoti, President,      2001           $150,000            --               --                  (1)(2)
Chief Executive Officer  and
director                       2000           $100,000            --               --                     --

                               1999           $110,550            --               --                     --
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Stephen J. Schoepfer,          2001           $150,000            --               --                  (1)(2)
Executive Vice President,
Chief Operating Officer and    2000           $100,000       $50,000               --                     --
Secretary
                               1999                 --            --               --                     --
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Thomas J. Mazzarisi,           2001           $150,000            --               --                  (1)(2)
Executive Vice President and
General Counsel                2000           $100,000            --               --                     --

                               1999                 --            --               --                     --
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Raymond G. Taylor,             2001           $ 65,000            --               --                     --
Chief Financial Officer
                               2000                 --            --               --                     --

                               1999                 --            --               --                     --
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Stephen R. Russo               2001                 --            --               --                     --
(Mr. Russo served as Chief
Financial Officer of           2000           $ 20,000            --               --                     --
JagNotes.com Inc. until
April 2001, but is no longer   1999                 --            --               --                     --
employed by JagNotes.).
------------------------------ --------- ------------------- ------------- -------------------- --------------------

------------------------------ --------- ------------------- ------------- -------------------- --------------------
Jeffrey Goss (Mr. Goss         2001                --             -                 -                    -
served as Secretary and Vice
President of JagNotes.com      2000           $86,997             -                 -                    -
Inc. until June 2000, but is
no longer employed by          1999           $110,550            --               --                   --
JagNotes.).
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Anthony Salandra (Mr.          2001              --               -                 -                    -
Salandra served as President
and director of JagNotes.com   2000              --               -                 -                    -
Inc. during fiscal year
1999, but is no longer         1999           $110,550            --               --                   --
employed by JagNotes).
------------------------------ --------- ------------------- ------------- -------------------- --------------------
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Barry Belzer (Mr. Belzer       2001              _                -                 -                    -
served as Secretary and
director of JagNotes, Inc.     2000              --               -                 -                    -
during fiscal year 1999, but
is no longer employed by       1999           $110,550            --               --                   --
JagNotes).
------------------------------ --------- ------------------- ------------- -------------------- --------------------

(1) Received 5.0% equity interest in JAGfn Broadband LLC, our former webcast subsidiary.
(2) Received grant of options to purchase 900,000 shares of our common stock at an exercise price of $0.25 per share on December 14, 2000, pursuant to the terms of an employment agreement with us, which options were cancelled effective August 31, 2001. In lieu of such options, the executive was granted options to purchase 1,000,000 shares of our common stock at an exercise price of $0.02 per share pursuant to an amended and restated employment agreement dated August 31, 2001.

We expect that executive compensation will increase for the fiscal year ending July 31, 2002.

Director Compensation

         We currently do not compensate our directors.

1999 Long-Term Incentive Plan

         In October, 1999 the Board of Directors approved the 1999 Long-Term Incentive Plan. This plan was most recently amended in December 2000. The purpose of the plan is to allow us to attract and retain officers, employees, directors, consultants and certain other individuals and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests in JagNotes. Individual awards under the plan may take the form of:

         o  either incentive stock options or non-qualified stock options;

         o  stock appreciation rights;

         o  restricted or deferred stock;

         o  dividend equivalents;

         o bonus shares and awards in lieu of our obligations to pay cash compensation; and

         o other awards, the value of which is based in whole or in part upon the value of the common stock.

         The plan will generally be administered by a committee appointed by the board of directors, except that the board will itself perform the committee's functions under the plan for purposes of grants of awards to directors who serve on the committee. The board may also perform any other function of the committee. The committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions, performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as the committee may determine.

         The maximum number of shares of common stock that may be subject to outstanding awards under the plan will not exceed 6,000 ,000 shares of common stock. At July 31, 2001, the number of shares deliverable upon exercise of incentive stock options was limited to 2,096,444. As of July 31, 2001, there were a total of 5,117,500 shares of common stock subject to outstanding options granted under the plan. The foregoing options have an exercise price ranging from $0.10 to $3.50 per share.

         The plan will remain in effect until terminated by the board of directors. The plan may be amended by the board of directors without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. The number of shares reserved or deliverable under the plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors, and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

         We generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the plan, except no deduction is permitted in connection with incentive stock options if the participant holds the shares acquired upon exercise for the required holding periods; and deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to awards granted under the plan during a grace period of approximately one year following the effectiveness of this registration statement, and should not apply to certain options, stock appreciation rights and performance-based awards granted thereafter if JagNotes complies with certain requirements under Section 162(m).

Option Grants

         The following table sets forth information regarding options to acquire shares of our common stock granted under our Long-Term Incentive Plan to our Chief Executive Officer and our other three executive officers as of August 31, 2001.

                              Option Grants in Period beginning August 1, 2000 and ending July 31, 2001

                                        Percentage of Total
                                         Options Granted to
                                             Employees
                                        (net of forfeitures)
                                           in the period
                            Number of        beginning
                            Securities   August 1, 2000 and
                            Underlying         ended            Exercise or
                             Options         August 31,       Base Price Per     Market Price on
Name                         Granted            2001             ($/Share)      the Date of Grant   Expiration Date

Gary Valinoti               1,000,000          19.53%             $0.02              $0.085             8/29/11
Stephen J. Schoepfer        1,000,000          19.53%              0.02               0.085             8/29/11
Thomas J. Mazzarisi         1,000,000          19.53%              0.02               0.085             8/29/11
Raymond G. Taylor             100,000           2.00%              0.10               0.045              5/1/11

Employment Contracts

         On August 31, 2001, we entered into amended and restated three-year employment agreements with each of Gary Valinoti (our President and Chief Executive Officer), Stephen J. Schoepfer (our Executive Vice President and Chief Operating Officer) and Thomas J. Mazzarisi (our General Counsel and Executive Vice President). Each of these executive agreements expires on August 31, 2004 and provides for an annual base salary of $150,000. In addition, each executive is entitled to receive annual incentive stock bonuses as follows:

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 1 under the contract is $1.00 or greater;

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 2 under the contract is $2.00 or greater; and

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 3 under the contract is $3.00 or greater.

In addition, each executive is entitled to receive a 5% non-dilutable interest in the subsidiary to be established for our Hispanic/Latin operations. The executives shall also be granted an option to purchase a 5% ownership interest in any subsidiary that JagNotes successfully creates and spins off during the term of their employment contracts.

         In addition, pursuant to these executive agreements, each of the above named executives is entitled to the same medical and other benefits, including health and life insurance coverage, as are provided to other employees of JagNotes. In the event JagNotes terminates the employment of any of such executives "without cause" or such executive resigns for "good reason" following a change of control as defined in the executive agreements, such executive shall be entitled to receive (i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term (the "Severance Period"), (ii) an option to acquire 1,000,000 shares of our common stock at an exercise price equal to 25% of the closing bid price of the stock on the effective date of such executive's resignation or termination, which option shall (x) be granted on the effective date of the executive's resignation or termination and vest immediately, with respect to the entire 1,000,000 shares granted under the option, upon the date of grant; (y) have a termination date 1,095 days after the effective date of the resignation or termination of the executive's employment; and (z) be issued pursuant to our Long-Term Incentive Plan, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Such cash payments will be made within 10 days of termination of employment, and shall not be subject to offset for amounts earned by the executive in respect of any subsequent employment, nor is the executive required to seek any such subsequent employment.

         From February 1, 2001 through August 24, 2001, Financial Broadband assumed 90% of the salary payable under the above-described executive agreements.

         Pursuant to the terms and conditions of these executive agreements, we have cancelled outstanding options granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 900,000 shares of our common stock exercisable at a price per share of $0.25. In lieu of these options, we have granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 1,000,000 shares of our common stock exercisable at a price per share of $0.02, all of which vested immediately upon the execution of the executive agreements. These options are subject to the terms of our 1999 Long-Term Incentive Plan, as amended, and may be exercised, in whole or in part, by the executives on a cashless basis.

Indemnification of Officers and Directors

         Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by Nevada law. Our Bylaws include provisions to indemnify our officers and directors and other persons against expenses (including judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We do not, however, indemnify them in actions in which it is determined that they have not acted in good faith or have acted unlawfully or not in JagNotes' best interest. In the case of an action brought by or in the right of JagNotes, we shall indemnify them only to the extent of expenses actually and reasonably incurred by them in connection with the defense or settlement of these actions and we shall not indemnify them in connection with any matter as to which they have been found to be liable to JagNotes, unless the deciding court determines that, notwithstanding such liability, that person is fairly entitled to indemnity in light of all the relevant circumstances.

         We do not currently maintain director's and officer's liability insurance but we may do so in the future.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to beneficial ownership of the common stock as of the date of this prospectus by
(i) each person known by JagNotes to be the beneficial owner of more than five percent of the common stock, (ii) each executive officer and director of JagNotes, and (iii) all executive officers and directors of JagNotes as a group. See also "Management and Executive Compensation."

---------------------------------------------- -------------------------------------------- ------------------------
Name and Address of Beneficial Owner           Number of Shares Beneficially Owned          Percentage of Class(1)
---------------------------------------------- -------------------------------------------- ------------------------
Gary Valinoti (President, CEO and Director)                    4,219,500(2)(3)                       21.73%
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433
---------------------------------------------- -------------------------------------------- ------------------------
Raymond Taylor (Chief Financial Officer)                         100,000                               *
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433
---------------------------------------------- -------------------------------------------- ------------------------
Thomas Mazzarisi (Executive Vice President,                    1,110,000(3)                           5.72%
General Counsel and Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433
---------------------------------------------- -------------------------------------------- ------------------------
Stephen Schoepfer (Executive Vice President,                   1,075,000(3)                           5.54%
Chief Operating Officer and Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433
---------------------------------------------- -------------------------------------------- ------------------------
All executive officers and directors as a                      6,504,500                             33.5%
group (4 persons)
---------------------------------------------- -------------------------------------------- ------------------------

*Less than 1%.

(1) Based on 19,417,807 shares outstanding as of August 15, 2001, plus the number of shares which the beneficial owner has the right to acquire within 60 days, if any.
(2)  Includes 444,500 shares owned Mr. Valinoti's wife, Cathleen Valinoti.
(3)  Includes 1,000,000 shares issuable upon the exercise of stock options.

                              SELLING STOCKHOLDERS

                  The following table sets forth information with respect to the selling stockholders, including: (i) the number and approximate percentage of shares beneficially owned by each of them as of August 31, 2001; (ii) the number of shares registered for sale; and (iii) the number and approximate percentage of shares to be owned by each of them after the completion of this offering. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

         The address of Cornell Capital Partners, L.P. is One World Trade Center, Suite 7705, New York, New York 10048. The address of Messrs. Valinoti, Schoepfer and Mazzarisi is c/o JagNotes.com Inc., 6865 SW 18th Street, Suite B13, Boca Raton, Florida 33433. The address of M.S. Farrell & Co., Inc. is 67 Wall Street, New York, New York 10005. The address of Strategic Growth International, Inc. is 111 Great Neck Road, Suite 606, Great Neck, New York 11021-5402.

---------------------------------------- ---------------------- ---------------------- -----------------------------
Name                                       Number of Shares       Maximum Number of     Shares Beneficially Owned
                                          Beneficially Owned      Shares to Be Sold      after Offering (Assuming
                                           Prior to Offering      Pursuant to this      Sale of All Shares Covered
                                                                     Prospectus            by this Prospectus)
---------------------------------------- ---------------------- ---------------------- -------------- --------------
Cornell Capital Partners, L.P.                     1,500,000(1)          61,500,000(2)        0              0
---------------------------------------- ---------------------- ---------------------- -------------- --------------
Gary Valinoti                                      4,219,500              1,000,000(3)        0              0
---------------------------------------- ---------------------- ---------------------- -------------- --------------
Stephen J. Schoepfer                               1,075,000              1,000,000(3)        0              0
---------------------------------------- ---------------------- ---------------------- -------------- --------------
Thomas J. Mazzarisi                                1,110,000              1,000,000(3)        0              0
---------------------------------------- ---------------------- ---------------------- -------------- --------------
M.S. Farrell & Co., Inc.                             750,000                750,000(4)        0              0
---------------------------------------- ---------------------- ---------------------- -------------- --------------
Strategic Growth International, Inc.                 500,000                500,000(5)        0              0
---------------------------------------- ---------------------- ---------------------- -------------- --------------
Total                                              9,154,500             65,750,000           0              0
---------------------------------------- ---------------------- ---------------------- -------------- --------------

x        Less than one percent.

(1) Includes 1,500,000 shares of common stock issued to Cornell Capital as an investor's fee in connection with our equity line purchase agreement dated August 17, 2001.

(2) Includes 60,000,000 shares of common stock which may be issued to Cornell Capital under our equity line.

(3) Includes 1,000,000 shares of common stock issuable upon the exercise of stock options granted on August 31, 2001.

(4) Includes 750,000 shares of common stock issuable upon the exercise of a stock purchase warrant, dated March 15, 2000.

(5) Includes 500,000 shares of common stock issuable upon the exercise of a stock option granted on March 14, 2000.



                              PLAN OF DISTRIBUTION

Overview

         On August 17, 2001, we entered into an equity line purchase agreement with Cornell Capital Partners, L.P.. Pursuant to the agreement, Cornell Capital has agreed to purchase our common stock during the 36-month period commencing on the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC. We have agreed to bear all expenses, including legal and accounting fees, incurred in connection with the registration of shares issuable pursuant to the equity line purchase agreement. In addition, we agreed to issue to Cornell Capital 1,500,000 shares of our common stock as an investor's fee immediately upon the execution of the equity line purchase agreement.

         From time to time during the term of the agreement, but no more frequently than once every 10 trading days, we can require Cornell Capital to purchase shares of our common stock until all the purchases total $10,000,000. The purchase price for each share will equal 95% of the market price of our common stock, which is defined as the lowest closing bid price of our common stock during the five trading days beginning with the date we exercise our put right, for purposes of the first closing of a put, and the five trading days beginning with the first closing date of a put, for purposes of the second closing of a put. Cornell Capital's obligation to purchase shares of our common stock is subject to various conditions, the principal condition being that this registration statement shall have been declared effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to any closing date under the equity line; and

         On August 15, 2001, we had 19,417,807 shares of common stock outstanding. The following table shows the number of shares we would issue to Cornell Capital and the price it would pay for those shares given the hypothetical variables shown in the table:

      Average Daily
      Trading Volume            Market Price         Advance Amount      Purchase Price      Number of Shares Issued
        $116,743(2)              $0.075(3)              $50,000(1)          $0.07(4)                 714,286

(1) Represents the minimum advance amount under the equity line purchase agreement during the first 12 months following the effectiveness of the registration statement, of which this prospectus forms a part.

(2) Represents the average daily trading volume assuming our put right was exercised on August 24, 2001.

(3) Represents the market price (as defined in the equity line purchase agreement) of our common stock assuming our put right was exercised on August 24, 2001.

(4)      Represents 95% of Market Price.

         In connection with the equity line purchase agreement, we agreed to pay to Cornell Capital a cash fee on each closing date under the equity line in an amount equal to five percent (5%) of the total advance made to us by Cornell Capital at such closing, which cash fee may be deducted by Cornell Capital from the gross proceeds due and payable to us.

Manner of sales; Broker-dealer compensation

         Cornell Capital may resell any shares of common stock that it acquires from us pursuant to the equity line of credit agreement. It may elect to sell any of these shares in privately negotiated transactions or in the over-the-counter market through brokers and dealers. These brokers and dealers may act as agent or as principals and may receive compensation in the form of discounts, concessions or commissions from Cornell Capital or from the purchasers of its shares of common stock for whom the broker-dealers may act as agent or to whom the broker-dealers may sell as principal, or both. Cornell Capital also may sell the shares in reliance upon Rule 144 under the Securities Act from time to time if it is eligible to do so. We have been advised by Cornell Capital that it has not made any arrangements for the distribution of the shares. Broker-dealers who effect sales for Cornell Capital may arrange for other broker-dealers to participate. Broker-dealers engaged by Cornell Capital will receive commissions or discounts from it in amounts to be negotiated prior to the sale.

Filing of a supplement in some instances

         If Cornell Capital notifies us that it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o  the name of each broker-dealer;

         o  the number of shares involved;

         o  the price at which those shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s);

         o if applicable, that the broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as amended; and

         o  any other facts material to the transaction.

Persons deemed to be underwriters

         Cornell Capital is an "underwriter" within the meaning of the Securities Act in connection with the sale of the shares it may receive pursuant to the equity line of credit agreement. Accordingly, the 5% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount under the Securities Act. In addition, any broker-dealers that participate with Cornell Capital in the sale of those shares also will be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Accordingly, any discounts, concessions or commissions received by any of these broker-dealers acting on behalf of Cornell Capital and any profits received by them on the resale of the shares of common stock will be deemed to be underwriting discounts and commissions under the Securities Act.

         In addition to the shares issuable to Cornell Capital pursuant to our equity line purchase agreement, the following shares which are covered by this prospectus may be offered and sold from time to time by the selling stockholders:

         o shares issuable upon the exercise by Gary Valinoti of an option to purchase 1,000,000 shares of our common stock;

         o shares issuable upon the exercise by Stephen J. Schoepfer of an option to purchase 1,000,000 shares of our common stock;

         o shares issuable upon the exercise by Thomas J. Mazzarisi of an option to purchase 1,000,000 shares of our common stock;

         o shares issuable upon the exercise by M.S. Farrell & Co., Inc. of a five-year warrant to purchase 750,000 shares of our common stock; and

         o shares issuable upon the exercise by Strategic Growth International, Inc. of an option to purchase 500,000 shares of our common stock.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares on the Nasdaq OTC Bulletin Board at prices and at terms then prevailing or at prices related to the then current market price or in private sales at negotiated prices directly or through brokers.

         The selling stockholders and any underwriter, dealer or agent who participates in the distribution of the shares issuable upon conversion of the 8% Convertible Debenture or the exercise of the related stock purchase warrants or SGI stock option may be deemed to be underwriters under the Securities Act and, any discount, commission or concession received by these persons might be deemed to be an underwriting discount or commission under the Securities Act. We have agreed to indemnify the selling stockholders against some liabilities arising under the Securities Act.

         Any broker-dealer participating in transactions as agent may receive commissions from the selling stockholders, and, if acting as agent for the purchase of the shares, from the purchaser. Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold share at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may then resell the shares from time to time in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale, at market prices prevailing at the time of sale or at negotiated prices, and in connection with resales may pay to or receive from the purchasers of the shares commissions as described above.

         In order to comply with the securities laws of some states, if applicable, the shares will be sold in some jurisdictions only through registered or licensed brokers or dealers. In some states, the shares may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Stock Repurchase Programs

         We do not have a stock repurchase program and have no intention of establishing such a program at this time. From time to time our affiliates may purchase our stock in the secondary market for their own account. Any such purchases will be conducted in compliance with the anti-manipulation rules under the Exchange Act.

Regulation M

         We have advised the selling stockholders that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and any of its affiliates. The selling stockholder has advised us that during the time as the selling stockholders may be engaged in the attempt to sell shares registered under this prospectus, it will:

         o not engage in any stabilization activity in connection with any of the shares;

         o not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;

         o not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

         o effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

         The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.


                            DESCRIPTION OF SECURITIES

Common Stock

         Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $.00001 par value, of which 19,417,807 shares were outstanding as of August 15, 2001.

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders and are not entitled to cumulate their votes in the election of directors. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of JagNotes, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

Options

         As of July 31, 2001, there were options outstanding to purchase an aggregate of 5,617,500 shares of our common stock at exercise prices ranging from $0.10 to $3.50 per share, subject to certain vesting requirements, at any time prior to various dates through March 14, 2005, provided, however, that certain of these options will expire prior to such dates upon the termination of certain contracts with us.

Warrants

         As of July 31, 2001, the following warrants to purchase shares of our common stock were outstanding:

      o warrants to purchase, at any time prior to March 15, 2005, 750,000 shares of common stock at $6.00 per share;

      o warrants to purchase 25,000 shares of our common stock at $2.00 per share, at any time prior to June 12, 2005; and

      o warrants to purchase 560,000 shares of our common stock at $2.00 per share, at any time prior to July 21, 2005.


                          REGISTRAR AND TRANSFER AGENT

         The registrar and transfer agent for our common stock is Computershare Investor Services, Suite Z-2, 12039 W. Alameda Parkway, Lakewood, Colorado 80228.


                                  LEGAL MATTERS

         The validity of the shares offered hereby was passed upon for JagNotes by Thomas J. Mazzarisi, Esq., New York, New York. As of the date of this prospectus, Mr. Mazzarisi is the beneficial owner of 1,110,000 shares of our common stock. Mr. Mazzarisi serves as the Executive Vice President and General Counsel of JagNotes.


                                     EXPERTS

         JagNotes' consolidated financial statements as of July 31, 2000 and for the years then ended July 31, 2000 and 1999 have been audited by J.H. Cohn LLP, independent public accountants, and have been included in this prospectus in reliance upon the report of J.H. Cohn LLP (which is also included in this prospectus) and upon their authority as experts in accounting and auditing.

         JagNotes engaged J.H. Cohn LLP as its independent public accountants in April, 1999. JagNotes did not consult with any other accounting firm regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of opinion that might be rendered regarding JagNotes' financial statements, nor did it consult with J.H. Cohn LLP with respect to any accounting disagreement or any reportable event, at any time prior to the appointment of such firm.

                                OTHER INFORMATION

         This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC. Certain information is contained in the registration statement that is not contained in this prospectus. Please consult the registration statement for further information.

         You should rely only on the information contained in this prospectus. We have not authorized any person to provide any other information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement. This prospectus is neither offering to sell nor seeking an offer to buy any securities other than the shares covered by this prospectus, nor is this prospectus offering to sell or seeking an offer to buy securities in any unlawful way.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification of Directors and Officers.

         The Articles of Incorporation of JagNotes provide for the indemnification of the directors, officers, employees and agents of JagNotes to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by
(a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Other Expenses of Issuance and Distribution.

         Registration fee                        $   954
         Blue Sky fees and expenses                    0
         Legal fees and expenses                  30,000
         Accounting fees and expenses             50,000
         Printing and related expenses            14,000
         Miscellaneous                                 0
         TOTAL                                  $ 94,954

         All of the above expenses except the SEC registration fee are estimated. All of the above expenses will be paid by JagNotes.

Recent Sales of Unregistered Securities.

         JagNotes has made the following sales of unregistered securities within the last three years:

         On August 17, 2001, we entered into a $10,000,000 Equity Line Purchase Agreement with Cornell Capital Partners, L.P., a limited partnership managed by Yorkville Advisors

Management, LLC, a Delaware limited liability company, pursuant to which we can put our shares, once registered with the SEC, from time to time, at a purchase price equal to 95% of the lowest closing bid price for such shares over the five trading days preceding the sale of such shares. In connection with the Equity Line Purchase Agreement, we issued Cornell Capital an investor's fee of 1,500,000 shares of our common stock. We also have agreed to pay a 5% cash fee to Cornell Capital payable out of each drawdown under the equity line. The investments under the Equity Line Purchase Agreement will be made in reliance upon Regulation D.

         On July 21, 2000, we entered into a consulting agreement with The May Davis Group, Inc. pursuant to which we issued warrants to acquire an aggregate of 1,250,000 shares of our common stock to May Davis and five of its affiliates in exchange for investment banking services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

         On June 12, 2000, we closed a private sale of a convertible debenture in the principal amount of $2,500,000 due June 12, 2003 and bearing interest at 8% per year, which is convertible into shares of our common stock, to CALP II, a Canadian investor. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

         On June 14, 2000, we entered into a $10,000,000 Equity Line of Credit Agreement with CALP II, a Canadian investor, pursuant to which we can put our shares, once registered with the SEC, from time to time, at a purchase price equal to 85% of the average of the five lowest closing bid prices for such shares over the ten trading days preceding the sale of such shares, subject to volume limitations based upon current trading volumes and market price per share. In connection with the Equity Line of Credit Agreement, we issued CALP II a five-year stock purchase warrant to purchase 428,571 shares of our common stock. We have agreed to pay a 10% finders' fee and issue warrants to acquire 250,000 shares of our common stock to certain placement agents in connection with this transaction. The investments under the Equity Line of Credit Agreement will be made in reliance upon Regulation S.

         On March 15, 2000, we entered into a consulting agreement with M.S. Farrell & Co. pursuant to which we issued warrants to acquire 750,000 shares of our common stock to M.S. Farrell in exchange for investment banking services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

         On March 14, 2000, we entered into an agreement with Strategic Growth International, Inc. pursuant to which we granted options to acquire 500,000 shares of our common stock to Strategic Growth International in exchange for investor relations services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

         In January 2000, we closed a private sale of 785,715 shares of common stock to Reliant Limited, a corporation organized under the laws of the Isle of Man, for cash consideration of $2,750,000, $1,500,000 of which was paid to us on January 17, 2000 and $1,250,000 of which was paid to us during the three month period ended April 30, 2000. A 10% fee was paid to the placement agent out of the each drawdown. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

         In May 1999, we closed a private sale of 1,665,390 shares of common stock and 555,130 warrants to 27 accredited investors for cash consideration of approximately $7,327,000 received in March and April of 1999. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

         In May 1999, we issued 20,000 shares of its common stock to one person in exchange for services. The issuance of such shares was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

         In March 1999, the Company (then known as Professional Perceptions, Inc.) issued a total of 4,990,000 shares of common stock to 9 sophisticated investors for cash consideration of $940,000. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D promulgated thereunder.

         In March 1999 the Company (then known as Professional Perceptions, Inc.) issued 3,500,000 shares of common stock to the stockholders of JagNotes, Inc. in exchange for all of the outstanding shares of JagNotes, Inc. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

         In March and April 1998 the Company (then known as Professional Perceptions, Inc.) sold 720,900 shares of common stock to approximately 30 investors for cash consideration totaling approximately $70,000. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D promulgated thereunder.

         In December 1997 the Company (then known as Professional Perceptions, Inc.) sold 3,100,000 shares of common stock to the three founders of the Company in exchange for $5,275. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Exhibits.

Exhibit No.       Description
-----------       -----------

         2.1 Agreement and Plan of Reorganization dated March 16, 1999 between Professional Perceptions, Inc. (now known as JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.; and the stockholders of NewJag, Inc. (1)

         2.2 Agreement and Plan of Merger dated as of July 29, 1999 by and among JagNotes Notes, Inc., a New Jersey corporation, and JagNotes.com, Inc., a Nevada corporation. (2)

         3.1      Articles of Incorporation of Registrant, as amended. (2)

         3.2      Bylaws of Registrant (2)

         4.1 Form of Common Stock Purchase Warrant issued in connection with May 1999 private placement. (6)

         4.2 Stock Option to acquire 500,000 shares of common stock granted to Strategic Growth International, Inc. on March 14, 2000, included in Exhibit 10.2. (4)

         4.3 Stock Purchase Warrant to acquire 750,000 shares of common stock issued to M.S. Farrell & Co., Inc. on March 15, 2000, included in Exhibit 10.3. (4)

         4.4      2000 8% Convertible Debenture, due June 12, 2003. (5)

         4.5 Form of Stock Purchase Warrant issued in connection with June 2000 private placement. (5)

         4.6 Form of Stock Purchase Warrant issued in connection with May Davis Consulting Agreement, included in Exhibit 10.9. (7)

         4.7 Form of 8% Convertible Debenture issued in connection with October 2000 private placement. (9)

         4.8 Stock Purchase Warrant to acquire 3,000,000 shares of common stock issued to CALP II Limited Partnership as of October 30, 2000. (9)

         4.9 First Amendment, dated as of October 30, 2000, to 2000 8% Convertible Debenture, due June 12, 2003. (9)

         4.10 Amended and Restated Secured Promissory Note issued February 22, 2001 in the amount of U.S.$500,000 by CALP II Limited Partnership payable to the order of the Registrant. (11)

         5.1      Opinion of Thomas J. Mazzarisi, Esq., dated September 4, 2001.

         10.1     1999 Long Term Incentive Plan, as amended. (9)

         10.2 Agreement, dated as of March 14, 2000, by and between Registrant and Strategic Growth International, Inc. (4)

         10.3 Consulting Agreement, dated as of March 15, 2000, by and between Registrant and M.S. Farrell & Co., Inc. (4)

         10.4 Securities Purchase Agreement, dated as of June 12, 2000, by and between Registrant and CALP II Limited Partnership. (5)

         10.5 Equity Line of Credit Agreement, dated as of June 14, 2000, by and between Registrant and CALP II Limited Partnership. (5)

         10.6 First Amendment, dated July 19, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000, between Registrant and CALP II Limited Partnership. (7)

         10.7 Second Amendment, dated October 31, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000 (as amended), between Registrant and CALP II Limited Partnership. (8)

         10.8 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and Thomson Kernaghan and Co., Ltd. (5)

         10.9 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and May Davis Group, Inc. (5)

         10.10 Consulting Agreement, dated as of July 21, 2000, by and between Registrant and May Davis Group, Inc. (7)

         10.11 Letter Agreement, dated October 30, 2000, by and between Registrant and Thomson Kernaghan & Co., Ltd. (8)

         10.12 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Thomas J. Mazzarisi. (9)

         10.13 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Stephen J. Schoepfer. (9)

         10.14 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Gary Valinoti. (9)

         10.15 Securities Purchase Agreement, dated as of February 1, 2001, by and among the Registrant, CALP II Limited Partnership and JAGfn Broadband LLC. (10)

         10.16 Termination Agreement, dated April 6, 2001, by and among the Registrant, CALP II Limited Partnership and Thomson Kernaghan & Co. Ltd. (12)

         10.17 Equity Line Purchase Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P..
                  (13)

         10.18 Registration Rights Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P..
                  (13)

         23.1     Consent of J.H. Cohn LLP.

         23.2 Consent of Thomas J. Mazzarisi, Esq., counsel for the Registrant, included in Exhibit 5.1.

         99.1 Articles of Merger of JagNotes, Inc. into JagNotes.com, Inc. (including Certificate of Correction related thereto). (2)

-------------------

(1) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 30, 1999.

(2) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 30, 1999.

(3) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on October 26, 1999.

(4) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on June 16, 2000.

(5) Previously filed as an exhibit to our Current Report on Form 8-K filed on June 16, 2000.

(6) Previously filed as an exhibit to Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 filed on June 22, 2000.

(7) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 25, 2000.

(8) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 14, 2000.

(9) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on December 20, 2000.

(10) Previously filed as an exhibit to our Current Report on Form 8-K filed on February 2, 2001.

(11) Previously filed as an exhibit to our Current Report on Form 8-K filed on March 1, 2001.

(12) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 9 2001.

(13) Previously filed as an exhibit to our Current Report on Form 8-K filed on August 17, 2001.

Undertakings.

         A. Supplementary and Periodic Information, Documents and Reports

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority in that Section.

         B. Item 512 Undertaking with Respect to Rule 415 Under the Securities Act of 1933

         The undersigned Registrant hereby undertakes:

                                    (1) To file, during any period in which
                           offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (a) To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                                    (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C. Indemnification

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 7, 2001 .


                                                 JAGNOTES.COM INC.


                                                 By:  /s/ Gary Valinoti
                                                    ---------------------------
                                                       Name:  Gary Valinoti
                                                       Title: President and CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 /s/ Gary Valinoti                                             September 7, 2001
---------------------------------------------
Gary Valinoti, President, Chief Executive
Officer and Director
(Principal Executive Officer)


 /s/  Raymond Taylor                                           September 7, 2001
---------------------------------------------
Raymond Taylor, Chief Financial Officer
(Principal Financial Officer)


 /s/ Thomas Mazzarisi                                          September 7, 2001
---------------------------------------------
Thomas Mazzarisi, Executive Vice President,
General Counsel and Director


 /s/ Stephen Schoepfer                                         September 7, 2001
---------------------------------------------
Stephen Schoepfer, Executive Vice President,
Chief Operating Officer, Secretary and Director

                                INDEX TO EXHIBITS

         2.1 Agreement and Plan of Reorganization dated March 16, 1999 between Professional Perceptions, Inc. (now known as JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.; and the stockholders of NewJag, Inc. (1)

         2.2 Agreement and Plan of Merger dated as of July 29, 1999 by and among JagNotes Notes, Inc., a New Jersey corporation, and JagNotes.com, Inc., a Nevada corporation. (2)

         3.1      Articles of Incorporation of Registrant, as amended. (2)

         3.2      Bylaws of Registrant (2)

         4.1 Form of Common Stock Purchase Warrant issued in connection with May 1999 private placement. (6)

         4.2 Stock Option to acquire 500,000 shares of common stock granted to Strategic Growth International, Inc. on March 14, 2000, included in Exhibit 10.2. (4)

         4.3 Stock Purchase Warrant to acquire 750,000 shares of common stock issued to M.S. Farrell & Co., Inc. on March 15, 2000, included in Exhibit 10.3. (4)

         4.4      2000 8% Convertible Debenture, due June 12, 2003. (5)

         4.5 Form of Stock Purchase Warrant issued in connection with June 2000 private placement. (5)

         4.6 Form of Stock Purchase Warrant issued in connection with May Davis Consulting Agreement, included in Exhibit 10.9. (7)

         4.7 Form of 8% Convertible Debenture issued in connection with October 2000 private placement. (9)

         4.8 Stock Purchase Warrant to acquire 3,000,000 shares of common stock issued to CALP II Limited Partnership as of October 30, 2000. (9)

         4.9 First Amendment, dated as of October 30, 2000, to 2000 8% Convertible Debenture, due June 12, 2003. (9)

         4.10 Amended and Restated Secured Promissory Note issued February 22, 2001 in the amount of U.S.$500,000 by CALP II Limited Partnership payable to the order of the Registrant. (11)

         5.1      Opinion of Thomas J. Mazzarisi, Esq., dated September 4, 2001.

         10.1     1999 Long Term Incentive Plan, as amended. (9)

         10.2 Agreement, dated as of March 14, 2000, by and between Registrant and Strategic Growth International, Inc. (4)

         10.3 Consulting Agreement, dated as of March 15, 2000, by and between Registrant and M.S. Farrell & Co., Inc. (4)

         10.4 Securities Purchase Agreement, dated as of June 12, 2000, by and between Registrant and CALP II Limited Partnership. (5)

         10.5 Equity Line of Credit Agreement, dated as of June 14, 2000, by and between Registrant and CALP II Limited Partnership. (5)

         10.6 First Amendment, dated July 19, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000, between Registrant and CALP II Limited Partnership. (7)

         10.7 Second Amendment, dated October 31, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000 (as amended), between Registrant and CALP II Limited Partnership. (8)

         10.8 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and Thomson Kernaghan and Co., Ltd. (5)

         10.9 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and May Davis Group, Inc. (5)

         10.10 Consulting Agreement, dated as of July 21, 2000, by and between Registrant and May Davis Group, Inc. (7)

         10.11 Letter Agreement, dated October 30, 2000, by and between Registrant and Thomson Kernaghan & Co., Ltd. (8)

         10.12 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Thomas J. Mazzarisi. (9)

         10.13 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Stephen J. Schoepfer. (9)

         10.14 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Gary Valinoti. (9)

         10.15 Securities Purchase Agreement, dated as of February 1, 2001, by and among the Registrant, CALP II Limited Partnership and JAGfn Broadband LLC. (10)

         10.16 Termination Agreement, dated April 6, 2001, by and among the Registrant, CALP II Limited Partnership and Thomson Kernaghan & Co. Ltd. (12)

         10.17 Equity Line Purchase Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P.
                  (13).

         10.18 Registration Rights Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P.
                  (13).

         23.1     Consent of J.H. Cohn LLP.

         23.2 Consent of Thomas J. Mazzarisi, Esq., counsel for the Registrant, included in Exhibit 5.1.

         99.1 Articles of Merger of JagNotes, Inc. into JagNotes.com, Inc. (including Certificate of Correction related thereto). (2)

-------------------

(1) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 30, 1999.

(2) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 30, 1999.

(3) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on October 26, 1999.

(4) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on June 16, 2000.

(5) Previously filed as an exhibit to our Current Report on Form 8-K filed on June 16, 2000.

(6) Previously filed as an exhibit to Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 filed on June 22, 2000.

(7) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 25, 2000.

(8) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 14, 2000.

(9) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on December 20, 2000.

(10) Previously filed as an exhibit to our Current Report on Form 8-K filed on February 2, 2001.

(11) Previously filed as an exhibit to our Current Report on Form 8-K filed on March 1, 2001.

(12) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 9, 2001.

(13) Previously filed as an exhibit to our Current Report on Form 8-K filed on August 17, 2001.

                       JagNotes.com Inc. and Subsidiaries


                          Index to Financial Statements


                                                                           PAGE
                                                                           ----

Report of Independent Public Accountants                                   F-2

Consolidated Balance Sheet
     July 31, 2000                                                         F-3

Consolidated Statements of Operations
     Years Ended July 31, 2000 and 1999                                    F-4

Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
     Years Ended July 31, 2000 and 1999                                    F-5

Consolidated Statements of Cash Flows
     Years Ended July 31, 2000 and 1999                                    F-6

Notes to Consolidated Financial Statements                                F-7/23

Condensed Consolidated Balance Sheet at April 30, 2001 (Unaudited)         F-24

Condensed Consolidated Statements of Operations
     Nine and Three Months Ended April 30, 2001 and 2000 (Unaudited)      F-25

Condensed Consolidated Statement of Changes in Stockholders' Equity
     Nine Months Ended April 30, 2001 (Unaudited)                         F-26

Condensed Consolidated Statements of Cash Flows
     Nine Months Ended April 30, 2001 and 2000 (Unaudited)                F-27

Notes to Condensed Consolidated Financial Statements                     F-28/37


                                      * * *

                    Report of Independent Public Accountants


To the Board of Directors and Stockholders
JagNotes.com Inc.


We have audited the accompanying consolidated balance sheet of JagNotes.com Inc. and Subsidiaries as of July 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years ended July 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JagNotes.com Inc. and Subsidiaries as of July 31, 2000, and their results of operations and cash flows for the years ended July 31, 2000 and 1999, in conformity with generally accepted accounting principles.




                                                                   J.H. Cohn LLP

Roseland, New Jersey
October 13, 2000, except for Note 11 as
    to which the date is November 6, 2000

                          JagNotes.com Inc. and Subsidiaries

                              Consolidated Balance Sheet
                                     July 31, 2000


                                        Assets

Current assets:
    Cash and cash equivalents                                           $     806,586
    Accounts receivable                                                        50,034
    Other current assets                                                      985,926
                                                                        -------------
           Total current assets                                             1,842,546

Equipment, net of accumulated depreciation of $41,560                         460,490
Capitalized web site development costs, net of accumulated
    amortization of $423,459                                                  538,405
Investments in other companies, at cost                                       500,000
Deferred financing costs, net of accumulated amortization of $36,854          847,646
Other assets                                                                   74,252
                                                                        -------------

           Total                                                        $   4,263,339
                                                                        =============

                         Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses                               $    309,200
    Deferred revenues                                                        342,700
    Current portion of capital lease obligations                              29,212
                                                                        ------------
           Total current liabilities                                         681,112

Convertible debenture, net of unamortized debt discount of $895,356        1,604,644
Noncurrent accrued interest payable                                           25,000
Capital lease obligations, net of current portion                             29,457
                                                                        ------------
           Total liabilities                                               2,340,213
                                                                        ------------

Commitments and contingencies

Stockholders' equity:
    Common stock, par value $.00001 per share; 14,800,005
        shares issued and outstanding                                            148
    Additional paid-in capital                                            28,677,530
    Unearned compensation                                                 (8,880,551)
    Accumulated deficit                                                  (17,874,001)
                                                                        ------------
           Total stockholders' equity                                      1,923,126
                                                                        ------------

           Total                                                        $  4,263,339
                                                                        ============

See Notes to Consolidated Financial Statements.

                       JagNotes.com Inc. and Subsidiaries

                      Consolidated Statements of Operations
                       Years Ended July 31, 2000 and 1999


                                                        2000           1999
                                                    ------------   ------------
Subscription revenues                               $  1,042,033   $    800,716
                                                    ------------   ------------

Operating expenses:
    Cost of revenues                                   8,132,400        628,758
    Write-off of capitalized web site costs              407,375
    Selling expenses                                   1,865,212        292,261
    General and administrative expenses                5,553,837        894,922
                                                    ------------   ------------
        Totals                                        15,958,824      1,815,941
                                                    ------------   ------------

Loss from operations                                 (14,916,791)    (1,015,225)

Other income (expense):
    Interest income                                      147,809         60,873
    Interest expense                                  (1,894,676)
                                                    ------------   ------------

Loss before income taxes                             (16,663,658)      (954,352)

Provision for income taxes                                               73,940
                                                    ------------   ------------

Net loss                                            $(16,663,658)  $ (1,028,292)
                                                    ============   ============


Basic net loss per share                            $      (1.18)  $       (.11)
                                                    ============   ============


Basic weighted average common shares outstanding      14,166,218      9,237,693
                                                    ============   ============

See Notes to Consolidated Financial Statements.

                       JagNotes.com Inc. and Subsidiaries

     Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
                       Years Ended July 31, 2000 and 1999


                                               Common Stock
                                          -------------------   Additional
                                           Number of             Paid-in      Unearned      Accumulated
                                            Shares     Amount    Capital     Compensation      Deficit        Total
                                          ----------  -------  ------------  ------------   ------------   ------------
Balance, August 1, 1998                    3,500,000  $73,445                               $   (182,051)  $   (108,606)

Shares effectively issued in
    connection with reverse
    acquisition                            3,820,900  (73,372) $     73,372

Sales of units of common stock
    and warrants through private
    placements, net of expenses
    of $707,700                            6,655,390       67     7,559,993                                   7,560,060

Effects of issuance of common
    stock in exchange for services            20,000                147,500  $   (147,500)

Effects of issuance of stock
    options in exchange for
    services                                                      1,826,850    (1,826,850)

Effects of transfer of 100,000
    shares of common stock by
    executive officer in exchange
    for services provided to the
    Company                                                       1,312,500    (1,312,500)

Amortization of unearned compensation                                             271,462                       271,462

Net loss                                                                                      (1,028,292)    (1,028,292)
                                          ----------  -------  ------------  ------------   ------------   ------------

Balance, July 31, 1999                    13,996,290      140    10,920,215    (3,015,388)    (1,210,343)     6,694,624

Sales of common stock through
    private placement, net of
    expenses of $275,040                     785,715        8     2,474,952                                   2,474,960

Exercise of stock options                     18,000                 36,000                                      36,000

Effects of issuance of stock
    options and warrants in
    exchange for services                                        11,918,685   (11,918,685)

Effects of issuance of beneficial
    conversion rights and warrants
    in connection with private placement
    of convertible debenture                                      3,327,678                                   3,327,678

Amortization of unearned compensation                                           6,053,522                     6,053,522

Net loss                                                                                     (16,663,658)   (16,663,658)
                                          ----------  -------  ------------  ------------   ------------   ------------

Balance, July 31, 2000                    14,800,005  $   148  $ 28,677,530  $ (8,880,551)  $(17,874,001)  $  1,923,126
                                          ==========  =======  ============  ============   ============   ============

See Notes to Consolidated Financial Statements.

                       JagNotes.com Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                       Years Ended July 31, 2000 and 1999


                                                                                                     2000                  1999
                                                                                                 ------------          ------------
Operating activities:
    Net loss                                                                                     $(16,663,658)         $ (1,028,292)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
        Depreciation                                                                                   24,076                17,059
        Write-off of capitalized web site development costs                                           407,375
        Amortization of unearned compensation                                                       6,053,522               271,462
        Charges to interest expense for:
           Issuance of beneficial conversion rights                                                 1,793,893
           Amortization of deferred financing costs and debt discount                                  75,783
        Deferred income taxes                                                                                                73,940
        Changes in operating assets and liabilities:
           Accounts receivable                                                                        (31,134)               44,654
           Other current assets                                                                      (382,394)             (603,532)
           Other assets                                                                                                     (12,004)
           Accounts payable and accrued expenses                                                      177,805                55,664
           Deferred revenues                                                                           59,478                78,535
           Noncurrent accrued interest payable                                                         25,000
                                                                                                 ------------          ------------
               Net cash used in operating activities                                               (8,460,254)           (1,102,514)
                                                                                                 ------------          ------------

Investing activities:
    Net repayments of loans to officer                                                                                       24,839
    Purchases of equipment                                                                           (385,740)
    Web site development costs capitalized                                                           (702,500)             (259,364)
    Investments in other companies                                                                   (350,000)             (150,000)
    Purchases of other assets                                                                         (62,248)
                                                                                                 ------------          ------------
               Net cash used in investing activities                                               (1,500,488)             (384,525)
                                                                                                 ------------          ------------

Financing activities:
    Payments of capital lease obligations                                                             (37,554)
    Proceeds from private placement of convertible debenture                                        2,500,000
    Costs paid in connection with private placement of
        convertible debenture                                                                        (285,000)
    Net proceeds from private placements of common stock
        and units of common stock and warrants                                                      2,474,960             7,560,060
    Proceeds from exercise of stock options                                                            36,000
                                                                                                 ------------          ------------
               Net cash provided by financing activities                                            4,688,406             7,560,060
                                                                                                 ------------          ------------

Net increase (decrease) in cash and cash equivalents                                               (5,272,336)            6,073,021
Cash and cash equivalents, beginning of year                                                        6,078,922                 5,901
                                                                                                 ------------          ------------

Cash and cash equivalents, end of year                                                           $    806,586          $  6,078,922
                                                                                                 ============          ============

Supplemental disclosure of cash flow information:
    Interest paid                                                                                $       --            $       --
                                                                                                 ============          ============

    Income taxes paid                                                                            $       --            $     32,785
                                                                                                 ============          ============

See Notes to Consolidated Financial Statements.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 1 - Organization and business:
              JagNotes.com Inc. ("JagNotes") was originally incorporated during 1997 in Nevada as Professional Perceptions, Inc. to develop operations as a consultant to retailers. However, JagNotes never generated any significant revenues or expenses in connection with such operations and it was inactive at the time of the exchange of shares described below.

              JagNotes, Inc. ("JNI") and its predecessors have been providing financial and investment information within the financial community since 1989. It operated as an unincorporated business from 1989 until August 1992 when it was incorporated in New Jersey as NewJag, Inc. Its name was changed to JagNotes, Inc. in December 1993. JNI gathers and compiles information from contacts at financial institutions and releases such information to subscribers on a timely basis through facsimile transmissions and a web site, www.jagfn.com, which opened in April 1999. Subscribers receive information about newly-issued research reports and analyst opinions, upgrades, downgrades and coverage changes. Prior to 1999, JNI's customers were primarily financial professionals. During 1999, JNI began to focus its marketing efforts on retail subscribers. During 2000, the initial web site was redesigned and a program commenced to enhance the web site by making it capable of providing subscribers with "real time video and audio reports" related to developments in the financial markets. Management considers all of the financial services provided to subscribers to be within the same business segment.

              As of March 16, 1999, JagNotes had 3,820,900 outstanding shares of common stock, with a par value of $.00001 per share. Effective as of that date, certain stockholders of JNI purchased a total of 2,900,000 of the outstanding shares of JagNotes' common stock and JagNotes issued 3,500,000 shares of common stock to acquire all of the 1,000 shares of common stock, which had no par value, of JNI then outstanding (the "Exchange"). As a result, JNI became a wholly-owned subsidiary of JagNotes, and JagNotes had 7,320,000 shares of common stock outstanding, of which 6,400,000 shares, or 87.4%, were owned by the former stockholders of JNI and 920,000, or 12.6%, were owned by the former stockholders of JagNotes. However, since the former stockholders of JNI became the owners of a majority of the outstanding common shares of JagNotes after the Exchange and JagNotes had no significant operating activities or assets and liabilities prior to the Exchange, the Exchange was treated effective as of March 16, 1999 as a "purchase business combination" and a "reverse acquisition" for accounting purposes in which JagNotes was the legal acquirer and JNI was the accounting acquirer. As a result, the assets and liabilities of the accounting acquirer, JNI, continued to be recorded at their historical carrying values as of March 16, 1999; however, common stock and additional paid-in capital were adjusted as of March 16, 1999 to reflect the $.00001 per share par value of the shares of the legal acquirer, JagNotes, and all references to the number of shares of common stock of JNI as of dates or for periods prior to the Exchange have been restated to reflect the ratio of the number of common shares of JagNotes effectively exchanged for common shares of JNI. In addition, the accompanying consolidated financial statements for the periods prior to March 16, 1999 are comprised, effectively, of the historical financial statements of JNI.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 1 - Organization and business (concluded):
              The "Company" as used herein refers to JNI prior to March 16, 1999, and it refers to JagNotes together with JNI from March 16, 1999 through August 16, 1999 (the date JNI was merged into JagNotes) and JagNotes.Euro.com Ltd. ("Euro"), a wholly-owned subsidiary of JagNotes, from July 8, 1999 (the date of Euro's inception). The Company's foreign activities had been insignificant prior to July 31, 2000.


Note 2 - Basis of presentation and summary of significant accounting policies:
            Basis of presentation:
              The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the accompanying consolidated financial statements, the Company only generated revenues of approximately $1,042,000 and $801,000, and it incurred net losses of approximately $16,664,000 and $1,028,000 and cash flow deficiencies from operating activities of approximately $8,460,000 and $1,103,000, during 2000 and 1999, respectively. As a result, the Company had an accumulated deficit of approximately $17,874,000 as of July 31, 2000. Although the Company had a cash balance of $807,000 and working capital of $1,161,000 as of July 31, 2000, and a substantial portion of its net losses in 2000 and 1999 were attributable to noncash operating expenses, management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities through at least July 31, 2001. In the absence of the mitigating factors set forth below, these matters would raise substantial doubt about the Company's ability to continue as a going concern.

              Management believes that the profitability of the Company will depend significantly upon the Company's ability to generate advertising revenues from its real time reporting services, which did not become available to the subscribers to its web site until October 2000. The Company's ability to generate sufficient advertising revenues will depend, in turn, on its ability to increase the number of visitors to its web sites. It also believes that the Company could achieve profitability more rapidly through an appropriate strategic alliance with a company that already has web site marketing expertise and substantial financial resources. While management has had discussions with potential strategic partners and plans to continue efforts to find appropriate strategic partners, the Company has not entered into any definitive agreements for marketing assistance and, accordingly, it cannot determine if or when the Company will be able to generate sufficient advertising or other revenues and/or achieve profitability.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 2 - Basis of presentation and summary of significant accounting policies (continued):
            Basis of presentation (concluded):
              Therefore, management believes that the Company will need additional equity or debt financing to sustain operations until it can market its services, expand its customer base and achieve profitability. The Company had entered into an equity financing agreement prior to July 31, 2000 that gave it the right to require an investor to pay it up to $10,000,000 for purchases of shares of its common stock at 85% of the average of specified closing bid prices, although such purchases are subject to certain conditions (see Notes 9 and 11). On October 20, 2000, it entered into another agreement for the sale of debentures with an aggregate principal balance of $3,000,000 (see Note 11). As a result, management believes that the Company will have sufficient financial resources to enable it to continue to operate through at least July 31, 2001. However, if it cannot achieve profitability or obtain additional financing by that date, the Company may be forced thereafter to restructure, file for bankruptcy or cease operations.

            Use of estimates:
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

            Principles of consolidation:
              As a result of accounting for the Exchange as a purchase business combination and a reverse acquisition (see Note 1), the accompanying consolidated financial statements include the accounts of (i) JagNotes from March 16, 1999, the date of the reverse acquisition, through July 31, 2000, (ii) JNI from August 1, 1998 through August 16, 1999, the date JNI was merged into JagNotes and (iii) Euro from July 8, 1999 (the date of its inception) through July 31, 2000. All significant intercompany accounts and transactions have been eliminated in consolidation.

            Revenue recognition:
              Fees for subscriptions are generally billed in advance on a monthly, quarterly, semi-annual or annual basis. Revenues from subscriptions are recognized ratably over the subscription period. Subscription fees collected that relate to periods subsequent to the date of the consolidated balance sheet are included in deferred revenues.

            Cash equivalents:
              Cash equivalents consist of highly liquid investments with a maturity of three months or less when acquired.

            Equipment:
              Equipment is stated at cost, net of accumulated depreciation. Depreciation is provided using accelerated methods over the estimated useful lives of the assets which range from three to seven years.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 2 - Basis of presentation and summary of significant accounting policies (continued):
            Web site development costs:
              The Company accounts for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site development costs are amortized on a straight-line basis over their estimated useful life.

              The Company capitalized costs of approximately $702,000 and $259,000 in 2000 and 1999, respectively, that were incurred in connection with the acquisition and development of software in the application and infrastructure development stage and the enhancement of its web sites. The Company also redesigned the software it initially developed for its web site and wrote down previously capitalized web site development costs of approximately $407,000 during 2000.

            Debt issuance costs and debt discount:
              Loan fees and other debt issuance costs are deferred and amortized to interest expense over the term of the related loan on a straight-line basis. Debt discount is offset against the principal balance and amortized using the interest method over the term of the related loan.

            Impairment of long-lived assets:
              The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as equipment and capitalized web site development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 2 - Basis of presentation and summary of significant accounting policies (continued):

            Advertising:
              The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations amounted to $1,262,477 and $182,597 in 2000 and 1999, respectively.

            Income taxes:
              The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

            Stock options:
              In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company recognizes the cost of options, warrants and other equity instruments issued to employees and nonemployees as consideration for services to expense over the periods in which the related services are rendered by a charge to compensation cost and a corresponding credit to equity (additional paid-in capital). Generally, cost is accrued based on the fair value of the equity instruments at the date of issuance, which is estimated based on the Black-Scholes or another option-pricing model that meets criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures is recognized as they occur.

            Net earnings (loss) per share:
              The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of outstanding stock options and warrants and the conversion of the outstanding convertible debenture, were issued during the period, the treasury stock method had been applied to the proceeds from the exercise of the options and warrants and the interest costs applicable to the debenture had been added back to the numerator.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 2 - Basis of presentation and summary of significant accounting policies (concluded):
            Net earnings (loss) per share (concluded):
              Diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in 2000 and 1999 and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of the outstanding convertible debenture would have been anti-dilutive.

            Recent accounting pronouncements:
              The Financial Accounting Standards Board and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants had issued certain accounting pronouncements as of July 31, 2000 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company's financial accounting measurements or disclosures had they been in effect during the years ended July 31, 2000 and 1999 or that they will have a significant affect at the time they become effective.


Note 3 - Investments in other companies:
            During 2000, the Company purchased a 7% equity interest in another Internet-based provider of financial and investment information and a 2.5% equity interest in a company that has developed software that will allow multiple web pages to be utilized at the same time. Such software could also facilitate access to the Company's web sites through web sites maintained by other providers of financial and investment information. The investees are not public companies and, accordingly, these investments are accounted for pursuant to the cost method. The aggregate carrying value of the investments was $500,000 as of July 31, 2000.


Note 4 - Income taxes:
            As of July 31, 2000, the Company had net operating loss carryforwards of approximately $11,243,000 available to reduce future Federal taxable income which will expire in 2019 and 2020.

            As of July 31, 2000, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:

              Deferred revenues, net                             $   117,000
              Goodwill                                                 5,000
              Unearned compensation                                2,481,000
              Net operating loss carryforwards                     4,490,000
                                                                 -----------
                                                                   7,093,000
              Less valuation allowance                            (7,093,000)
                                                                 -----------

                       Total                                     $       --
                                                                 ===========

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 4 - Income taxes (concluded):
            Due to the uncertainties related to, among other things, the extent and timing of its future taxable income, the Company offset its net deferred tax assets by an equivalent valuation allowance as of July 31, 2000. The Company had also offset the potential benefits of approximately $440,000 from net operating loss carryforwards by an equivalent valuation allowance as of July 31, 1999. There was no valuation allowance as of July 31, 1998.

            The Company had no provision or credit for income taxes in 2000. The provision for income taxes in 1999 consisted of the following:

              Deferred Federal income tax                       $57,280
              Deferred state income tax                          16,660
                                                                -------

                       Total                                    $73,940
                                                                =======

            The following table reconciles the expected statutory credit for Federal income tax to the Company's effective tax rate for 2000 and 1999:

                                                               2000      1999
                                                               ----      ----
              Tax at Federal statutory rate                     (34)%     (34)%
              Increase (decrease) from effects of:
                State income taxes, net of Federal income
                  tax benefit                                               1
                Increase in valuation allowance of
                  $7,093,000 and $440,000                        34        41
                                                                ---       ---

                     Effective rate                               -  %      8 %
                                                                ====     ====


Note 5 - Capital lease obligations:
            The Company uses computer equipment under lease agreements classified as capital leases. The Company's obligations under capital leases as of July 31, 2000 are set forth below:

              Year Ending
                July 31,                                            Amount
                --------                                            ------
                2001                                               $33,764
                2002                                                30,951
                                                                   -------
                Total minimum lease payments                        64,715
                Less amount representing interest                    6,046
                                                                   -------

                Present value of net minimum lease payments         58,669
                Less current portion                                29,212
                                                                   -------

                Long-term portion                                  $29,457
                                                                   =======

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 5 - Capital lease obligations (concluded):
            The Company effectively acquired equipment at a cost of $96,223 in 2000 by incurring capital lease obligations. These noncash transactions are not reflected in the accompanying consolidated statements of cash flows. The net carrying value of equipment used by the Company under capital leases was $93,550 as of July 31, 2000.


Note 6 - Convertible debenture:
            On June 12, 2000, the Company sold an investor (the "Investor") a convertible debenture (the "Debenture") that has a principal balance of $2,500,000, matures June 12, 2003 and bears interest at an annual rate of 8%. The Company received gross proceeds from the sale of $2,500,000. The sale was made through a private placement that was intended to be exempt from registration under the Securities Act of 1933 (the "Act"). The principal balance of, and interest accrued on, the Debenture is convertible, in whole or in part, at the option of the Investor into shares of the Company's common stock at the lesser of $1.31 per share or 75% of the average of the five lowest closing bid prices for such shares on the 20 trading days preceding the conversion provided that the investor does not hold in excess of 10% of the outstanding stock of the Company. The Company can require such conversion at a rate based on a matrix of market price per share and daily volume in each 15 day period preceding the required conversion. The rate can range from a high of $900,000 ($3.00 per share and 200,000 shares of daily trading volume) to $30,000 ($1.00 per share and 30,000 shares of daily trading volume). The Company agreed to deposit 2,000,000 shares of its common stock in a segregated account with one of the placement agents for the transaction as collateral for the Debenture. Upon conversion of the Debenture, a pro rata portion of the shares held in escrow will be returned to the Company.

            As additional consideration in connection with the sale of the Debenture, the Company also issued a warrant to the Investor for the purchase of 428,571 shares of the Company's common stock at $1.75 per share that is exercisable through June 12, 2005. The Company also issued warrants for the purchase of 275,000 shares of the Company's common stock at $2.00 per share that are exercisable through June 12, 2005 as consideration for legal and other professional services received in connection with the sale of the Debenture. The Company valued the warrant issued to the Investor at $934,285 and the warrants issued for legal and other professional services at $599,500 based on estimated fair values determined by using the Black-Scholes option-pricing model method pursuant to the provisions of SFAS 123. Accordingly, the Company initially increased additional paid-in capital by $1,533,785 for the fair value of the all of the warrants and reduced the carrying value of the Debenture by $934,285 for the debt discount attributable to the fair value of the warrant issued to the Investor and increased deferred financing costs by $599,500 for the fair value of the warrants issued for services. The Company also increased deferred financing costs by $285,000 for other payments made for legal and other professional services received in connection with the sale of the Debenture.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 6 - Convertible debenture (concluded):
            The fair value of the Company's common stock on June 12, 2000 was $2.25 per share which exceeded the conversion price for the Debenture. Pursuant to interpretations issued by the staff of the Securities and Exchange Commission, such excess constitutes a beneficial conversion feature or right for which the value is measured by the difference between the aggregate conversion price and the fair value of the common stock into which the securities are convertible, multiplied by the number of shares into which the securities are convertible. Accordingly, the beneficial conversion rights attributable to the issuance of the Debenture had a fair value of approximately $1,794,000, which equaled the excess of the aggregate proceeds the Investor would have received if the Investor had converted the Debenture and sold the 1,908,397 shares of common stock (the amount of shares that would have been received if conversion occurred on June 12, 2000) for approximately $4,294,000 based on the fair market value of $2.25 per share on June 12, 2000. Since the Debenture became convertible upon issuance, the Company recorded a charge of $1,794,000 to interest expense for the beneficial conversion rights and a corresponding increase in additional paid-in capital.

            The issuances of the warrants and the beneficial conversion rights were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statements of cash flows.


Note 7 - Employee benefit plans:
            The Company maintains a profit-sharing plan and a money purchase plan for the benefit of all eligible employees. The Company's contributions to these defined contribution plans are made on a discretionary basis. The Company made no contributions to the plans in 2000 and 1999.


Note 8 - Fair value of financial instruments:
            The Company's material financial instruments at July 31, 2000 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable, accounts payable and the Debenture. In the opinion of management, cash and cash equivalents, accounts receivable and accounts payable were carried at values that approximated their fair values at July 31, 2000 because of their liquidity and/or their short-term maturities. Since the Debenture was sold to an unrelated party on June 12, 2000, management believes that its net carrying value also approximated fair value at July 31, 2000.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 9 - Other issuances of common stock, warrants and stock options:
            Private placements of common stock and warrants:
              During 2000, the Company received proceeds of $2,474,960, net of related costs and expenses of $275,040, from the sale of 785,715 shares of common stock. During 1999, it received proceeds of $7,560,060, net of related costs and expenses of $707,700, from the sale of 6,655,390 shares of common stock and 555,130 warrants to purchase shares of common stock at $14.00 per share through April 2001. The sales of common stock during 2000 and units of common stock and warrants during 1999 were made through private placements intended to be exempt from registration under the Act.

              As explained in Note 6, the Company also issued a warrant to the Investor in connection with the private placement of the Debenture for the purchase of 428,571 shares of the Company's common stock at $1.75 per share that is exercisable through June 12, 2005. All of the warrants issued in connection with the private placements of the units and the Debenture remained outstanding as of July 31, 2000.

            Options, warrants and other equity instruments issued for services:
              In addition to the warrants sold through the private placements described above and in conjunction with the sale of the Debenture to the Investor as described in Note 6, the Company has issued, from time to time, stock options, warrants and/or shares of common stock to employees as compensation and to other nonemployees, including investment analysts and commentators that have entered into agreements to provide the Company with financial information that is released to subscribers, as consideration for consulting, professional and other services. As explained in Note 1, the Company recognizes the cost of such issuances based on the fair value of the equity instruments issued over the periods in which the related services are rendered in accordance with the provisions of SFAS 123.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 9 - Other issuances of common stock, warrants and stock options
         (continued):
            Options, warrants and other equity instruments issued for services (continued):
              The following table reconciles the number of shares of common stock subject to options and warrants that were outstanding at August 1, 1998 as a result of issuances as a result of issuances of those options and warrants to employees and nonemployees as compensation for services to the number outstanding at July 31, 2000 and sets forth other related information:

                                                                                    Range of
                                                                Number              Exercise
                                                               of Shares             Prices
                                                               ---------         ---------------
                Options and warrants issued for services
                   outstanding, August 1, 1998                       --

                Options and warrants granted to employees
                   and investment analysts and
                   commentators (A)                                335,000       $2.00 - $16.25
                                                                 ---------

                Options and warrants issued for services
                   outstanding, July 31, 1999                      335,000       $2.00 - $16.25

                Warrants issued for legal and other
                   professional services (B)                       275,000                $2.00

                Options and warrants granted to employees
                   and investment analysts and
                   commentators (C) (D)                          4,382,500        $1.50 - $6.00

                Options cancelled (C)                             (100,000)              $16.25

                Options exercised                                  (18,000)               $2.00
                                                                 ---------

                Options and warrants issued for services
                   outstanding, July 31, 2000 (E)                4,874,500        $1.50 - $6.00
                                                                 =========        =============

                (A) The cost of the options and warrants of $1,826,850, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged to unearned compensation in 1999 as further explained below.

                (B) The warrants were issued for services received in connection with the sale of the Debenture. The cost of the warrants of $599,500, determined based on their aggregate estimated fair value at the date of issuance, was initially charged to debt financing costs in 2000 as further explained in Note 6.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 9 - Other issuances of common stock, warrants and stock options
         (continued):
            Options, warrants and other equity instruments issued for services (continued):

                 (C) The cost of the options and warrants of $11,918,685, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged to unearned compensation in 2000 as further explained below. The aggregate cost includes $729,000 for the incremental cost of options to purchase 200,000 shares at $2.00 per share that were issued pursuant to an amendment to an agreement with an investment analyst that also provided for the cancellation of options granted in 1999 to purchase 100,000 shares at $16.25 per share. The incremental cost represents the fair value of the options to purchase 200,000 shares at the date of grant in 2000 of $894,000, net of the fair value of the options to purchase 100,000 shares cancelled at the original date of grant in 1999 of $165,000.

                 (D) These options and warrants also include options for the purchase of 1,782,500 shares granted pursuant to the Company's 1999 Long-term Incentive Plan (the "Incentive Plan") which was approved by the Board of Directors on October 1, 1999. The Incentive Plan provides for individual awards to officers, employees, directors, consultants and certain other individuals that may take the form of stock options and certain other types of awards for which the value is based in whole or in part upon the fair market value of the Company's common stock. The number of shares of common stock that may be subject to all types of awards under the Incentive Plan may not exceed 15% of the aggregate number of shares of the Company's common stock outstanding as of the date of grant. As of July 31, 2000, the number of shares that could have been subject to awards under the Incentive Plan was limited to 2,220,000 shares and the options for the purchase of all of the 1,782,500 shares remained outstanding.

                 (E) These options and warrants will expire at various dates from June 2005 through July 2010.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 9 - Other issuances of common stock, warrants and stock options
         (continued):
            Options, warrants and other equity instruments issued for services (continued):
              The following table summarizes information about the number of shares of common stock subject to options and warrants that were outstanding at July 31, 2000 as a result of issuances of those options and warrants to employees and nonemployees as compensation for services:

                                                                                  Options and
                            Options and Warrants Outstanding                  Warrants Exercisable
                ------------------------------------------------------      ------------------------
                                                 Weighted
                                                 Average
                                                 Years of      Weighted                     Weighted
                                                 Remaining     Average                      Average
                  Exercise         Number       Contractual    Exercise        Number       Exercise
                   Prices       Outstanding         Life        Price       Exercisable       Price
                -------------   -----------     -----------   ----------    -----------    -----------
                   $1.50            50,000        9.92           $1.50           4,167        $1.50
                    2.00         3,574,500        7.62            2.00         998,192         2.00
                    3.50           500,000        4.625           3.50         187,500         3.50
                    6.00           750,000        4.625           6.00         140,625         6.00
                                 ---------                                   ---------

                $1.50 - $6.00    4,874,500        6.87           $2.76       1,330,484        $2.63
                =============    =========        ====           =====       =========        =====

              During 1999, the Company also issued 20,000 shares of common stock and an executive officer of the Company transferred 100,000 shares of common stock of the Company that he had owned to investment analysts and commentators as consideration for consulting services. The transfer of shares by the executive officer was accounted for as a donation of the shares to and a reissuance of the shares by the Company. Accordingly, the Company charged a total of $1,460,000 to unearned compensation in 1999 for the shares issued and transferred as consideration for consulting services, of which $147,500 represented the estimated fair value of the 20,000 shares issued by the Company and $1,312,500 represented the estimated fair value of the 100,000 shares transferred by the executive officer.

              A total of $11,918,685 and $3,286,850 was charged to unearned compensation during 2000 and 1999, respectively, as a result of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above. Unearned compensation is being amortized to expense on a straight-line basis over the period in which the related services are rendered (such period is limited to the initial term of any related employment or consulting agreement). A total of $6,053,552 and $271,462 was amortized during 2000 and 1999, respectively. The unamortized balance of $8,880,551 and $3,015,388 has been reflected as a reduction of stockholders' equity as of July 31, 2000 and 1999, respectively.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 9 - Other issuances of common stock, warrants and stock options
         (concluded):
            Options, warrants and other equity instruments issued for services (concluded):
              The fair values of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above were determined in accordance with SFAS 123 using the "minimum value method" through October 31, 1999 (due to the limited amount of trading of the Company's shares through that date) and the Black-Scholes option-pricing model thereafter. The fair values were determined in 2000 and 1999 based on the following assumptions:

                Expected years of option life:                               5
                Risk-free interest rate:                                     6%
                Dividend yield:                                              0%
                Volatility:
                   Through October 31, 1999                                  0%
                   November 1, 1999 through January 31, 2000                79%
                   February 1, 2000 through April 30, 2000                 110%
                   May 1, 2000 through July 31, 2000                       154%

            Equity financing agreement:
              As of June 14, 2000, the Company entered into another financing agreement (the "Equity Financing Agreement") with the Investor that purchased the Debenture (see Note 6) pursuant to which the Company can require the Investor to purchase shares of the Company's common stock from time to time at an aggregate purchase price of $10,000,000 and a price per share equal to 85% of the average of the five lowest closing bid prices for such shares on the 20 trading days preceding the date of each required purchase. It can require the Investor to make minimum purchases of $350,000, net of placement agent commissions, every 15 days or additional purchases based on the rate determined by the matrix for the required conversion of the Debenture described in Note 6. The Company also agreed to issue to the Investor on each date on which the Investor advances funds to the Company under the Equity Financing Agreement a warrant to purchase a number of shares equal to 20% of the number of shares that are subject to the advance. The exercise price for these warrants will be equal to 110% of the highest reported bid price of the Company's common stock for the five trading days preceding the date on which an advance is made to the Company by the Investor. In addition, the placement agents and their counsel will receive a fee equal to 10% of the proceeds from the sale of any shares made pursuant to the Equity Financing Agreement. The Company had not sold any shares of common stock to the Investor pursuant to the Equity Financing Agreement as of July 31, 2000 (see Note 11).

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 10 - Commitments and contingencies:
            Concentrations of credit risk:
              Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. At July 31, 2000, the Company had balances that exceeded Federal insurance limits by approximately $707,000. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

              The Company extends credit to its customers. Generally, it does not require any collateral. The Company closely monitors the extension of credit while maintaining appropriate allowances for potential credit losses. Accordingly, management does not believe that the Company was exposed to significant credit risk at July 31, 2000.

            Consulting and employment agreements:
              As of July 31, 2000, the Company was obligated to make approximate cash payments under consulting and employment agreements totaling approximately $1,494,000, of which $1,125,000 and $369,000 is payable in the years ending July 31, 2001 and 2002, respectively.

            Operating leases:
              The Company leases office space under month-to-month leases and noncancelable leases that expire through November 2003. Rent expense under all of the leases, which are classified as operating leases, totaled approximately $766,000 and $43,000 for 2000 and 1999, respectively. As of July 31, 2000, minimum rental obligations under the noncancelable leases totaled approximately $3,143,000, of which $1,449,000, $1,565,000, $97,000 and $32,000 is payable in the years ending July 31, 2001, 2002, 2003 and 2004, respectively.


Note 11- Subsequent events:
            Additional consulting and employment agreements:
              From August 1, 2000 through October 13, 2000, the Company entered into consulting and employment agreements with several other investment analysts and commentators (see Notes 9 and 10). The majority of the agreements have an initial term of one year and are renewable at the option of the Company for another year. The consideration paid or to be paid by the Company pursuant to these agreements will consist of cash payments aggregating approximately $1,795,000 and issuances of options to purchase 322,000 shares of the Company's common stock at $2.00 per share. These options, which will expire at various dates through October 2010, had an aggregate fair value at the respective dates of issuance of approximately $491,000.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 11- Subsequent events (continued):
            Financing agreements:
              On October 20, 2000, Thomson Kernaghan ("TK"), a company related to the Investor (see Note 6), agreed to provide the Company with additional financing totaling $3,000,000 through weekly purchases of a total of six additional debentures (the "New Debentures") during the period from October 20, 2000 to December 1, 2000. Each of the six New Debentures TK agreed to purchase will have a principal balance of $500,000, bear interest at an annual rate of 8% and mature three years from the date of its issuance. In addition, TK will receive a 10% fee for each New Debenture issued. As of November 6, 2000, TK had purchased New Debentures with an aggregate principal balance of $1,000,000. The sale of the New Debentures is being made through a private placement that is intended to be exempt from registration under the Act. The principal balance of, and interest accrued on, the New Debentures will be convertible, in whole or in part, at the option of the Investor into shares of the Company's common stock at the lesser of $.80 per share or 75% of the average of the five lowest closing bid prices for such shares on the 20 trading days preceding the conversion. The Company will also be able to require conversion of the Debenture and the New Debentures at the rate based on the matrix of market price per share and daily volume in each 15 day period preceding the required conversion described in Note 6.

              As additional consideration in connection with the sale of the New Debentures, the Company also issued a warrant to TK for the purchase of 3,000,000 shares of the Company's common stock at $1.25 per share that is exercisable through October 20, 2005. The warrant issued to TK had an estimated fair value of $3,450,000, as determined by the Black-Scholes option-pricing model method pursuant to the provisions of SFAS 123, of which $3,000,000 (which equals the principal balance of the New Debentures) will be recorded as debt discount and/or deferred financing costs and amortized to interest expense over the related terms of the New Debentures. The Company also agreed to issue to TK on each date on which TK purchases a New Debenture a warrant to purchase a number of shares equal to 20% of the number of shares that would be issued assuming the New Debenture was immediately converted into common stock upon issuance. The exercise price for these warrants will be equal to 110% of the average bid price of the Company's common stock for the five trading days preceding the date on which TK purchases a New Debenture. The Company will determine the number and fair value of such warrants as of the respective dates of issuance.

                       JagNotes.com Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 11 - Subsequent events (concluded):
            Financing agreements (concluded):
              As additional consideration in connection with the sale of the New Debentures, the Company also reduced the conversion price for the Debenture from the lesser of $1.31 per share to $.80 per share or 75% of the average of the five lowest closing bid prices for such shares on the 20 trading days preceding the conversion. The fair value of the Company's common stock on October 20, 2000 was $1.25 per share which exceeded the adjusted conversion price for the Debenture and the conversion price for the New Debentures of $.80 per share. Such excess constitutes beneficial conversion features or rights which had an aggregate fair value at October 20, 2000, determined as explained in Note 6, of approximately $3,300,000, of which approximately $1,600,000 and $1,700,000 applies to the Debenture and the New Debentures, respectively. However, the Company will not record any additional charges for the fair values of the beneficial conversion rights since the fair values of the beneficial conversion rights and/or warrants previously issued to the Investor in connection with the Debenture and the fair value of the warrants issued to TK had already offset the proceeds allocated to the Debenture and the New Debentures.

              On October 31, 2000, the Equity Financing Agreement (see Note 9) was also amended to suspend the Company's right to require the Investor to purchase common stock of the Company until January 1, 2001 and increase the minimum value of common stock the Company will be able to require the Investor to purchase every 15 days from $350,000 to $400,000.

              During the period from August 1, 2000 to November 6, 2000, the Investor converted a portion of the principal balance of the Debenture totaling $50,000 and accrued interest of $662 into 46,442 shares of common stock. The Company also issued 1,135,850 shares of common stock and warrants to purchase 227,168 shares of common stock to the Investor and received proceeds of $1,050,003, net of placement fees of $116,667, pursuant to the Equity Financing Agreement. The warrants will be exercisable at prices ranging from $1.21 to $1.94 per share through September 2005.


                                      * * *

                       JagNotes.com Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheet
                                 April 30, 2001
                                   (Unaudited)


                                     Assets

Current assets:
    Cash and cash equivalents                                      $    144,313
    Accounts receivable                                                  59,250
    Other current assets                                                 23,872
                                                                   ------------
           Total current assets                                         227,435

Equipment, net of accumulated depreciation of $67,306                   103,252
Capitalized web site development costs, net of accumulated
    amortization of $131,875                                            395,625
Investments in other companies, at cost                                 500,000
Other assets                                                             67,248
                                                                   ------------

           Total                                                   $  1,293,560
                                                                   ============


                      Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses                          $    178,226
    Deferred revenues                                                   183,290
                                                                   ------------
           Total liabilities                                            361,516
                                                                   ------------

Commitments and contingencies

Stockholders' equity:
    Common stock, par value $.00001 per share; 19,312,807
        shares issued and outstanding                                       193
    Additional paid-in capital                                       35,642,223
    Unearned compensation                                            (1,468,396)
    Accumulated deficit                                             (33,241,976)
                                                                   ------------
           Total stockholders' equity                                   932,044
                                                                   ------------

           Total                                                   $  1,293,560
                                                                   ============

See Notes to Condensed Consolidated Financial Statements.

                       JagNotes.com Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
         Nine and Three Months Ended April 30, 2001 and 2000 (Unaudited)


                                                                       Nine Months                           Three Months
                                                                      Ended April 30,                        Ended April 30,
                                                             --------------------------------       -------------------------------
                                                                  2001               2000               2001               2000
                                                              ------------       ------------       ------------       ------------
Subscription revenues                                         $    743,833       $    831,875       $    134,344       $    204,179
                                                              ------------       ------------       ------------       ------------

Operating expenses:
    Cost of revenues                                             6,959,949          6,030,850            240,572          2,692,674
    Selling expenses                                               123,225          1,649,208             12,178            775,055
    General and administrative expenses                          7,752,655          2,908,875          1,321,987          1,231,178
                                                              ------------       ------------       ------------       ------------
        Totals                                                  14,835,829         10,588,933          1,574,737          4,698,907
                                                              ------------       ------------       ------------       ------------

Loss from operations                                           (14,091,996)        (9,757,058)        (1,440,393)        (4,494,728)

Other income (expense):
    Other income                                                    40,762                                22,355
    Interest income                                                 13,111            128,268              2,771             30,064
    Interest expense                                            (1,526,811)                              (38,462)
    Gain on sale of subsidiary                                     196,959                               196,959
                                                              ------------       ------------       ------------       ------------

Net loss                                                      $(15,367,975)      $ (9,628,790)      $ (1,256,770)      $ (4,464,664)
                                                              ============       ============       ============       ============


Basic net loss per share                                             $(.89)             $(.68)             $(.07)             $(.31)
                                                                     =====              =====              =====              =====


Basic weighted average common
    shares outstanding                                          17,354,565         14,217,666         19,312,807         14,605,439
                                                              ============       ============       ============       ============

See Notes to Condensed Consolidated Financial Statements.

                       JagNotes.com Inc. and Subsidiaries

       Condensed Consolidated Statement of Changes in Stockholders' Equity
                        Nine Months Ended April 30, 2001
                                   (Unaudited)


                                                      Common Stock
                                                  -------------------  Additional
                                                  Number of              Paid-in       Unearned        Accumulated
                                                    Shares     Amount    Capital      Compensation       Deficit          Total
                                                  ----------   ------  ------------   ------------    -------------    ------------
Balance, August 1, 2000                           14,800,005   $ 148   $ 28,677,530   $ (8,880,551)   $ (17,874,001)   $  1,923,126

Sales of common stock pursuant
    to equity financing agreement,
    net of expenses of $116,670                    1,135,850      11      1,049,989                                       1,050,000

Partial conversion of convertible
    debenture                                      3,376,952      34      1,088,564                                       1,088,598

Effects of issuance of stock
    options in exchange for
    services                                                              1,908,370     (1,908,370)

Effects of issuance of beneficial
    conversion rights and warrants
    in connection with private
    placement of convertible
    debentures                                                            2,917,770                                       2,917,770

Amortization of unearned com-
    pensation                                                                            7,660,318                        7,660,318

Effects of sale of subsidiary                                                            1,660,207                        1,660,207

Net loss                                                                                                (15,367,975)    (15,367,975)
                                                  ----------   -----   ------------   ------------    -------------    ------------

Balance, April 30, 2001                           19,312,807   $ 193   $ 35,642,223   $ (1,468,396)   $ (33,241,976)   $    932,044
                                                  ==========   =====   ============   ============    =============    ============

See Notes to Condensed Consolidated Financial Statements.

                       JagNotes.com Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows
                    Nine Months Ended April 30, 2001 and 2000
                                   (Unaudited)


                                                                            2001           2000
                                                                       ------------   ------------
Operating activities:
    Net loss                                                           $(15,367,975)  $ (9,628,790)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
        Depreciation                                                        104,785         15,519
        Amortization of capitalized web site development costs              155,624        185,648
        Amortization of unearned compensation                             7,660,318      3,721,903
        Gain on sale of subsidiary                                         (196,959)
        Charges to interest expense for:
           Issuance of beneficial conversion rights                         217,770
           Amortization of deferred financing costs and debt discount     1,161,234
        Changes in operating assets and liabilities:
           Accounts receivable                                               (9,216)      (104,695)
           Other current assets                                             737,054       (452,725)
           Other assets                                                     (89,789)      (100,000)
           Accounts payable and accrued expenses                            210,071         79,177
           Deferred revenues                                               (159,410)        22,366
           Noncurrent accrued interest payable                              144,771
                                                                       ------------   ------------
               Net cash used in operating activities                     (5,431,722)    (6,261,597)
                                                                       ------------   ------------

Investing activities:
    Purchases of equipment                                                 (268,575)      (143,132)
    Web site development costs capitalized                                  (77,068)      (425,000)
    Proceeds from sale of subsidiary                                      1,002,147
    Investment in other investment information provider                                   (150,000)
    Escrow deposit for purchase of investment in
        software developer                                                                (262,248)
                                                                       ------------   ------------
               Net cash provided by (used in) investing activities          656,504       (980,380)
                                                                       ------------   ------------

Financing activities:
    Payments of capital lease obligations                                   (37,055)
    Proceeds from private placement of convertible debentures             3,400,000
    Costs paid in connection with private placement of
        convertible debentures                                             (300,000)
    Net proceeds from private placements of common stock                  1,050,000      2,474,960
                                                                       ------------   ------------
               Net cash provided by financing activities                  4,112,945      2,474,960
                                                                       ------------   ------------

Net decrease in cash and cash equivalents                                  (662,273)    (4,767,017)
Cash and cash equivalents, beginning of period                              806,586      6,078,922
                                                                       ------------   ------------

Cash and cash equivalents, end of period                               $    144,313   $  1,311,905
                                                                       ============   ============

See Notes to Condensed Consolidated Financial Statements.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 1 - Basis of presentation:
              In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of JagNotes.com Inc. ("JagNotes") and its subsidiaries as of April 30, 2001, their results of operations for the nine and three months ended April 30, 2001 and 2000, their changes in stockholders' equity for the nine months ended April 30, 2001 and their cash flows for the nine months ended April 30, 2001 and 2000. JagNotes, JagNotes.Euro.com Ltd. ("Euro") and JAGfn Broadband, L.L.C. ("JAGfn") are referred to together herein as the "Company." As further explained below, Euro is an inactive subsidiary and JAGfn is a former subsidiary of JagNotes. Pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these consolidated financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements, notes to consolidated financial statements and the other information in the audited consolidated financial statements of the Company as of July 31, 2000 and for the years ended July 31, 2000 and 1999 (the "Audited Financial Statements") also included in the Prospectus of this Registration Statement.

              The results of the Company's operations for the nine months ended April 30, 2001 are not necessarily indicative of the results of operations to be expected for the full year ending July 31, 2001.

              As shown in the accompanying condensed consolidated financial statements, during the nine months ended April 30, 2001 and 2000, the Company only generated revenues of approximately $744,000 and $832,000, respectively; it incurred net losses of approximately $15,368,000 and $9,629,000, respectively; and it had cash flow deficiencies from operating activities of approximately $5,432,000 and $6,262,000. As a result, the Company had a working capital deficiency of approximately $134,000 and an accumulated deficit of approximately $33,242,000 as of April 30, 2001. In the absence of the mitigating factors set forth below, these matters would raise substantial doubt about the Company's ability to continue as a going concern.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 1 - Basis of presentation (concluded):
              Through April 30, 2001, the Company's operations were comprised of gathering and compiling information from contacts at financial institutions and releasing such information to subscribers on a timely basis through facsimile transmissions and web sites. Through January 31, 2001, the Company's net losses and cash flow deficiencies from operating activities were primarily attributable to the activities of JAGfn, which provided "real time video and audio reports" related to developments in the financial markets to subscribers via the Company's web sites, and to the development of the Company's foreign operations. To reduce net losses and cash flow deficiencies, the Company terminated all of its foreign operations prior to January 31, 2001 and sold its majority interest in JAGfn on February 1, 2001. As further explained in
              Note 3 herein, the purchaser of JAGfn agreed to, among other things, (i) cancel the Company's obligation to repay the convertible debentures it had previously sold to the purchaser,
              (ii) assume substantially all of the Company's contractual obligations including those under lease, employment and consulting agreements and (iii) make a cash payment to the Company of approximately $1,002,000 which was used by the Company primarily to repay a substantial portion of its remaining current liabilities. By terminating the operations of Euro and selling JAGfn prior to or as of the beginning of the three months ended April 30, 2001, the Company had a net loss of approximately $1,257,000 for the three months ended April 30, 2001 compared to approximately $14,111,000 for the six months ended January 31, 2001. The net loss of approximately $1,257,000 for the three months ended April 30, 2001 included noncash charges for depreciation and amortization of approximately $898,000. The Company also reduced its working capital deficiency from approximately $746,000 as of January 31, 2001 to approximately $134,000 as of April 30, 2001.

              Management believes that the Company will generate sufficient revenues from its remaining facsimile transmission and web site operations to enable it to continue as a going concern through at least April 30, 2002. However, if the Company cannot generate sufficient revenues and/or obtain additional financing, if necessary, by that date, the Company may be forced thereafter to once again restructure, file for bankruptcy or entirely cease its operations.


Note 2 - Net earnings (loss) per share:
              The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of outstanding stock options and warrants and the conversion of the outstanding convertible debentures, were issued during the period, the treasury stock method had been applied to the proceeds from the exercise of the options and warrants and the interest costs applicable to the convertible debentures had been added back to the numerator.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 2 - Net earnings (loss) per share (concluded):
              Diluted per share amounts have not been presented in the accompanying condensed consolidated statements of operations because the Company had a net loss during the nine and three months ended April 30, 2001 and 2000 and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of the outstanding convertible debentures would have been anti-dilutive.


Note 3 - Disposition of JAGfn:
              On February 1, 2001, the Company sold its 85% interest in JAGfn to an investor (the "Investor") for consideration comprised primarily of (i) a payment of approximately $1,002,000 in cash, and (ii) an agreement to cancel the Company's obligation to repay a series of convertible debentures payable to the Investor and the accrued interest thereon. The Investor also agreed to, among other things, assume substantially all of the Company's contractual obligations including, but not limited to, those under its lease, employment and consulting agreements; the cancellation of certain warrants to purchase shares of the Company's common stock; the cancellation of the Investor's agreement to provide the Company with equity financing (see Note 5 herein); and the issuance of an option to the Company for the purchase of a 10% membership interest in JAGfn for $5,000,000 at any time prior to January 31, 2002. The Company also agreed to cancel JAGfn's obligation to repay intercompany advances.

              The assets and liabilities of JAGfn as of January 31, 2001 are summarized below:

                    Current assets - prepaid expenses                  $   225,000

                    Equipment, net                                         567,343
                    Capitalized web site development costs, net             64,224
                    Other assets                                            96,793
                                                                       -----------
                           Total assets                                    953,360
                                                                       -----------

                    Current liabilities:
                        Accounts payable and accrued expenses             (341,044)
                        Current portion of capital lease obligations       (47,186)
                        Intercompany advances                           (4,553,373)
                                                                       -----------
                           Total current liabilities                    (4,941,603)

                    Capital lease obligations, net of current portion      (20,743)
                                                                       -----------
                           Total liabilities                            (4,962,346)
                                                                       -----------

                    Members' deficiency                                $(4,008,986)
                                                                       ===========

              The members' deficiency at January 31, 2001 was equivalent to JAGfn's operating loss and net loss from the inception of its operations on August 1, 2000 through January 31, 2001. JAGfn did not generate any revenues through January 31, 2001.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 3 - Disposition of JAGfn (continued):
              As a result of the sale, the Company recorded a gain during the three months ended April 30, 2001 of $196,959 as shown below:

                    Cash paid by purchaser                             $1,002,147
                    Net carrying value of cancelled convertible notes
                        payable to purchaser (A)                        1,399,405
                    Members' deficiency of JAGfn                        4,008,986
                                                                       ----------
                           Total                                        6,410,538
                                                                       ----------

                    Less write-off of:
                        Intercompany advances                           4,553,373
                        Unearned compensation (B)                       1,660,206
                                                                       ----------
                           Total                                        6,213,579
                                                                       ----------

                    Net gain                                           $  196,959
                                                                       ==========

          (A) As further explained in Note 6 in the Audited Financial Statements, on June 12, 2000, the Company sold the Investor a convertible debenture (the "Debenture") that had an original principal balance of $2,500,000, was schedule to mature on June 12, 2003, bore interest at an annual rate of 8% and was cancelled concurrent with the sale of JAGfn. The Company received gross proceeds from the sale of $2,500,000.

              As additional consideration in connection with the sale of the Debenture, the Company also issued a warrant to the Investor for the purchase of 428,571 shares of the Company's common stock at $1.75 per share that was scheduled to be exercisable through June 12, 2005 and was cancelled concurrent with the sale of JAGfn. The Company initially recorded debt discount and reduced the carrying value of the Debenture by $934,285 which represented the estimated fair value of the warrant at the date of issuance.

              During the portion of the nine months ended April 30, 2001 prior to the sale of JAGfn and the cancellation of the Debenture on February 1, 2001, the Investor received 3,376,952 shares of the Company's common stock upon the conversion of a portion of the Debenture with an aggregate principal balance of $1,052,000 and a carrying value, net of debt discount, of $715,043 and the conversion of accrued interest of $36,598.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 3 - Disposition of JAGfn (continued):
              As further explained in Note 11 in the Audited Financial Statements, on October 20, 2000, Thomson Kernaghan ("TK"), a company related to the Investor, agreed to provide the Company with additional financing totaling $3,000,000 through weekly purchases of a total of six additional debentures (the "New Debentures") during the period from October 20, 2000 to December 1, 2000. Subsequently, TK assigned its rights and obligations to the Investor. Each of the six New Debentures the Investor purchased had a principal balance of $500,000, bore interest at an annual rate of 8%, was scheduled to mature three years from the date of its issuance and was cancelled concurrent with the sale of JAGfn.

              As additional consideration in connection with the sales of all of the New Debentures, the Investor received a 10% fee for each New Debenture issued. The Company also agreed to issue a warrant to the Investor for the purchase of 3,000,000 shares of the Company's common stock at $1.25 per share that was scheduled to be exercisable through October 20, 2005 and was cancelled concurrent with the sale of JAGfn. The estimated fair value of the warrant was $3,450,000. Since the Company only received net proceeds from the sale of the New Debentures of $2,700,000 (which equaled the principal balance of the New Debentures net of the 10% fee paid to the Investor), it only recorded $2,700,000 of the estimated fair value of the warrant as debt discount which was to be amortized to interest expense over the related terms of the New Debentures. Accordingly, the Company had received net proceeds from the sale of New Debentures of $2,700,000 and had initially recorded an equivalent amount of debt discount.

              In January 2001, the Investor purchased two additional convertible debentures (the "Additional Debentures") each of which had a principal balance of $200,000 and was cancelled concurrent with the sale of JAGfn. The fair value of the Company's common stock on the dates of issuance exceeded the adjusted conversion price for the Additional Debentures. Pursuant to interpretations issued by the Staff of the SEC, such excess constituted beneficial conversion rights which had a fair value (computed as explained in Note 6 in the Audited Financial Statements) of $217,770. Since the Additional Debentures were convertible immediately upon issuance, the fair value of the beneficial conversion rights was charged to interest expense during the nine months ended April 30, 2001.

              Amortization of debt issuance costs and debt discount applicable to the Debenture, the New Debentures and the Additional Debentures totaled $1,161,234 and $31,019 during the nine and three months ended April 30, 2001, respectively.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 3 - Disposition of JAGfn (concluded):
              As of February 1, 2001, the date of their cancellation, the Debenture, the New Debentures and the Additional Debentures had an aggregate principal balance of $4,848,000 and a carrying value of $1,399,405, net of unamortized debt issuance costs of $405,626 and unamortized debt discount $3,176,142.

          (B) This amount represented the balance as of January 31, 2001 of the unamortized unearned compensation associated with consulting and employment agreements assumed by JAGfn (see Note 5 herein).


Note 4 - Income taxes:
              As of April 30, 2001, the Company had net operating loss carryforwards of approximately $19,129,000 available to reduce future Federal taxable income which will expire from 2019 through 2022.

              As of April 30, 2001, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:

                    Deferred revenues, net            $     50,000
                    Unearned compensation                5,540,000
                    Net operating loss carryforwards     7,640,000
                                                      ------------
                                                        13,230,000
                    Less valuation allowance           (13,230,000)
                                                      ------------

                       Total                          $       --
                                                      ============

              Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject those loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its net deferred tax assets by an equivalent valuation allowance as of April 30, 2001.

              The Company had also offset the potential benefits from its net deferred tax assets by equivalent valuation allowances during the year ended July 31, 2000. As a result of the increases in the valuation allowance of $6,137,000 and $3,843,000 during the nine months ended April 30, 2001 and 2000, respectively, and $482,400 and $1,783,400 during the three months ended April 30, 2001 and 2000, respectively, no credits for income taxes are included in the accompanying condensed consolidated statements of operations.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 5 - Other issuances of common stock, warrants and stock options:
           Equity financing agreement:
              As further explained in Note 11 in the Audited Financial Statements, as of June 14, 2000, the Company entered into another financing agreement (the "Equity Financing Agreement") with the Investor pursuant to which the Company could have required the Investor to purchase shares of the Company's common stock from time to time at an aggregate purchase price of $10,000,000 and a price per share equal to 85% of the average of the five lowest closing bid prices for such shares on the 20 trading days preceding the date of each required purchase. The Company also agreed to issue to the Investor on each date on which the Investor advanced funds to the Company under the Equity Financing Agreement a warrant to purchase a number of shares equal to 20% of the number of shares that were subject to the advance. The exercise price for these warrants was equal to 110% of the highest reported bid price of the Company's common stock for the five trading days preceding the date on which an advance was made to the Company by the Investor. In addition, the placement agents and their counsel were to be paid a fee equal to 10% of the proceeds from the sale of any shares made pursuant to the Equity Financing Agreement. The Equity Financing Agreement was originally due to expire in December 2002. During the nine months ended April 30, 2001, the Investor paid a total of $1,166,670 pursuant to the Equity Financing Agreement for 1,135,850 shares of common stock and warrants to purchase 227,168 shares of common stock and, as a result, the Company received proceeds of $1,050,000, net of $116,670 of placement fees.

              The Equity Financing Agreement and the warrants to purchase 227,168 shares of common stock were cancelled concurrent with the sale of JAGfn to the Investor (see Note 3 herein).

           Warrants issued in connection with private placements:
              As explained above and in Note 3 herein, warrants for the purchase of 227,168 shares of common stock issued to the Investor in connection with the sale of shares through private placements pursuant to the Equity Financing Agreement, a warrant for the purchase of 428,571 shares of common stock issued to the Investor in connection with the private placement of the Debenture and a warrant for the purchase of 3,000,000 shares of common stock issued to the Investor in connection with the private placement of the New Debentures were cancelled concurrent with the sale of JAGfn. As a result, the Company had warrants outstanding as of April 30, 2001 for the purchase of 553,130 shares of common stock at $14.00 per share through April 2001 that had been issued in connection with the private placement of units of common stock and warrants in 1999.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 5 - Other issuances of common stock, warrants and stock options
         (continued):
           Options, warrants and other equity instruments issued for services:
              In addition to the warrants sold through private placements described above, the Company has issued, from time to time, stock options, warrants and/or shares of common stock to employees as compensation and to other nonemployees, including investment analysts and commentators that have entered into agreements to provide the Company with financial information that is released to subscribers, as consideration for consulting, professional and other services. As explained in Note 1 in the Audited Financial Statements, the Company recognizes the cost of such issuances based on the fair value of the equity instruments issued over the periods in which the related services are rendered in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

              The following table reconciles the number of shares of common stock subject to options and warrants that were outstanding at August 1, 2000 as a result of issuances of options and warrants to employees and nonemployees as compensation for services to the number outstanding at April 30, 2001 and sets forth other related information:

                                                                           Number        Range of
                                                                         of Shares   Exercise Prices
                                                                         ---------   ---------------
                    Options and warrants issued for services
                       outstanding, August 1, 2000 (A)                   4,874,500    $1.50 - $6.00
                    Options granted to employees, investment
                       analysts and commentators (B)                     3,409,000    $ .25 - $2.00
                    Warrants cancelled (C)                                (250,000)           $2.00
                                                                         ---------

                    Options and warrants issued for services
                       outstanding, April 30, 2001 (D) (E)               8,033,500    $ .25 - $6.00
                                                                         =========    ==============

                    (A) The cost of the options and warrants, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged to unearned compensation. The balance of unearned compensation as of August 1, 2000 was $8,880,551.

                    (B) The cost of the options of $1,908,370, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged to unearned compensation during the nine months ended April 30, 2001 as further explained below.

                    (C) These warrants were effectively cancelled as a result of the sale of JAGfn to the Investor.

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 5 - Other issuances of common stock, warrants and stock options
         (continued):
           Options, warrants and other equity instruments issued for services (continued):
                    (D) These options and warrants also include options for the purchase of 5,191,500 shares granted pursuant to the Company's 1999 Long-term Incentive Plan (the "Incentive Plan") which was approved by the Board of Directors on October 1, 1999. The Incentive Plan provides for individual awards to officers, employees, directors, consultants and certain other individuals that may take the form of stock options and certain other types of awards for which the value is based in whole or in part upon the fair market value of the Company's common stock. The number of shares of common stock that may be subject to all types of awards under the Incentive Plan as amended may not exceed 6,000,000 shares. As of April 30, 2001, the options for the purchase of all of the 5,191,500 shares remained outstanding.

                    (E) These options and warrants will expire at various dates from June 2005 through January 2011.

              A total of $1,908,370 and $7,720,505 was charged to unearned compensation during the nine months ended April 30, 2001 and 2000, respectively, as a result of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above and/or in Note 9 in the Audited Financial Statements. Unearned compensation is being amortized to expense on a straight-line basis over the period in which the related services are rendered (such period is limited to the initial term of any related employment or consulting agreement). A total of $7,660,318 and $3,721,903 was amortized during the nine months ended April 30, 2001 and 2000, respectively, and $813,683 and $1,520,305 was amortized during the three months ended April 30, 2001 and 2000, respectively. The unamortized balance of unearned compensation of $1,468,396 has been reflected as a component of stockholders' equity as of April 30, 2001.

              Unearned compensation of $1,660,206 as of January 31, 2001 was attributable to compensation for employees of, and consulting, professional and other services provided to, JAGfn and, accordingly, that amount was charged against the proceeds from the sale of JAGfn on February 1, 2001 in connection with the determination of the gain from that sale, as explained in Note 3 herein.

              The fair values of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above were determined in accordance with SFAS 123 using the Black-Scholes option-pricing model. The fair values were determined during the nine months ended April 30, 2001 based on the following assumptions:

                       JagNotes.com Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 5 - Other issuances of common stock, warrants and stock options
         (concluded):
           Options, warrants and other equity instruments issued for services (concluded):

                    Expected years of option life:       5
                    Risk-free interest rate:             6%
                    Dividend yield:                      0%
                    Volatility:                        161% - 191%

           Interests in JAGfn transferred to employees:
              During the nine months ended April 30, 2001, the Company transferred a total of 15% of the membership interests in JAGfn to three of its executives pursuant to the terms of their employment contracts. Management believes that the fair value of the interests transferred was immaterial and, accordingly, the Company did not record any charges in connection with the transfers.


Note 6 - Litigation:
              The Company is involved in various claims and lawsuits incidental to its business. Management believes that the probable resolution of such contingencies will not materially affect the consolidated financial position or results of operations of the Company.


Note 7 - Subsequent events:
              On August 17, 2001, the Company entered into an equity line purchase agreement (the "Equity Line Agreement") with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which the Company has, in effect, "put" options whereby, subject to certain conditions, it can require Cornell Capital to purchase shares of the its common stock from time to time at an aggregate purchase price of $10,000,000. The term of the Equity Line Agreement will extend for 36 months from the date a registration statement under the Securities Act of 1933 (the "Act") filed by the Company for the registration of the shares issuable to Cornell Capital becomes effective, unless it is terminated earlier at the discretion of the Company. The purchase price will be 95% of the lowest closing bid price of the Company's common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received from Cornell Capital in connection with each put. The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions. There shall be two closing dates for each put exercised, although at least 10 trading days must elapse before the Company can deliver a new put notice to Cornell Capital. The number of shares to be purchased at the first closing of a put will be equal to 150% of the average daily trading volume of the Company's common stock over a specified period. However, during the 12-month period following the effective date of the registration statement, the amount of each advance, net of any cash fees payable to Cornell Capital pursuant to the terms of the Equity Line Agreement, must be at least $50,000 per put and the minimum amount of funding to be provided by Cornell Capital will be $100,000 per month. Cornell Capital received 1,500,000 shares of the Company's common stock as of August 17, 2001 as additional consideration for entering into the Equity Line Agreement. Certain principals of Cornell Capital agreed to surrender for cancellation outstanding warrants, dated July 21, 2000, for the purchase of a total of 690,000 shares of the Company's common stock.

              Pursuant to amended and restated employment agreements between the Company and its three senior executives, each dated August 31, 2001, the Company granted options to purchase 1,000,000 shares of its common stock at $0.02 per share to each of the three senior executives as compensation for services to be rendered under such contracts. The various options granted to the three senior executives pursuant to their original employment agreements, which gave each executive the right to purchase 900,000 shares of common stock at an exercise price of $.25 per share, were cancelled.